UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Whiting Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHITING PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2016

Dear Stockholder:

The annual meeting of stockholders of Whiting Petroleum Corporation will be held on Tuesday, May 17, 2016, at 10:00 a.m., Mountain Time, in the Hyatt Regency Denver Convention Center Capitol Ballroom, located on the 2nd floor at 650 15th Street, Denver, Colorado 80202, for the following purposes:

•	to elect three directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

•	to approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

•	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2016;

•	to adopt and approve an amendment to our Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual elections of directors;

•	to adopt and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

•	to approve an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan; and

•	to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 22, 2016 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the annual meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. For more details, see “How do I vote?” under “Questions and Answers About the Annual Meeting and Voting” in the accompanying proxy statement.

By Order of the Board of Directors

WHITING PETROLEUM CORPORATION

Bruce R. DeBoer
Corporate Secretary

Denver, Colorado

April 4, 2016

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Whiting Petroleum Corporation of proxies to be voted at our annual meeting of stockholders to be held on Tuesday, May 17, 2016, at 10:00 a.m., Mountain Time, in the Hyatt Regency Denver Convention Center Capitol Ballroom, located on the 2nd floor at 650 15th Street, Denver, Colorado 80202, and any adjournment or postponement thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to stockholders starting on or before April 4, 2016.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before April 4, 2016, we mailed a Notice of Internet Availability of Proxy Materials to participating stockholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

What do I need to do to attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders as of the close of business on March 22, 2016 and their authorized proxy holders. If you hold your shares in your name as a stockholder of record and you plan to attend the Annual Meeting, you will need proof of ownership of our stock. If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of our stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. In each case, the individual must have a valid government-issued photo identification to be admitted to the Annual Meeting.

For directions to the annual meeting, please write to Corporate Secretary, Whiting Petroleum Corporation, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or call (303) 837-1661.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 22, 2016 are entitled to receive the Notice of Annual Meeting of Stockholders and to vote their shares at the Annual Meeting. As of that date, there were 209,873,574 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice of Annual Meeting of Stockholders and this proxy statement and any accompanying materials have been provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Annual Meeting of Stockholders and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	By Internet: You can vote over the Internet at www.envisionreports.com/WLL by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	By Telephone: You can vote over the telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•

By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

•

At the Annual Meeting: Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m., Eastern Time, on May 17, 2016. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has submitted a proxy does not in itself revoke a proxy. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive paper copies of the proxy materials will receive only one copy of our proxy statement and annual report to stockholders, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. Householding conserves natural resources and reduces our distribution costs. Stockholders who participate in householding will continue to receive separate proxy cards.

Upon request, we will promptly deliver a separate copy of the proxy statement and annual report to stockholders to any stockholder at a shared address to which a single copy of each document was delivered. For future deliveries of proxy statements and annual reports to stockholders, stockholders may also request us to deliver multiple copies at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to stockholders may also request delivery of a single copy upon request. Stockholders may notify us of their requests orally or in writing by contacting Corporate Secretary, Whiting Petroleum Corporation, at 303-837-1661 or 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Can I access the proxy materials and the 2015 annual report on the Internet?

The Notice of Annual Meeting of Stockholders and this proxy statement and our 2015 annual report to stockholders are available on our website at www.whiting.com.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP and the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the approval of the advisory vote on the compensation of our named executive officers, the approval of an amendment to our certificate of incorporation to declassify our Board of Directors or the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required
1. Election of directors	Plurality subject to resignation under Majority Voting Policy if votes “withheld” greater than votes “for”

2. Approval of the advisory vote on the compensation of our named executive officers	Majority of votes present and entitled to vote

3. Ratification of the appointment of Deloitte & Touche LLP	Majority of votes present and entitled to vote

4. Approval of an amendment to our certificate of incorporation to declassify our Board of Directors	70% of shares entitled to vote

5. Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock	Majority of shares entitled to vote

6. Approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan	Majority of votes present and entitled to vote

Election of Directors; Majority Vote Policy

Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present), subject to our Majority Voting Policy. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors.

Pursuant to our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the chairman of the board. The Nominating and Governance Committee of our Board (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting of Stockholders. Within four days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the SEC that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation. The Majority Voting Policy is available in Appendix C to our Corporate Governance Guidelines on our website at www.whiting.com.

Approval of the Advisory Vote on the Compensation of Our Named Executive Officers

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the approval of the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement. Broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

Ratification of the Appointment of Deloitte & Touche LLP

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016. Abstentions will act as a vote against ratification of the appointment.

Approval of an Amendment to Our Certificate of Incorporation to Declassify Our Board of Directors

The affirmative vote of the holders of at least 70% of the shares entitled to vote at the Annual Meeting is required for the adoption and approval of an amendment to our certificate of incorporation to declassify our Board of Directors and provide for the annual election of directors. Both broker non-votes and abstentions will act as a vote against approval of the amendment.

Approval of an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting is required for the adoption and approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock. Abstentions will act as a vote against approval of the amendment.

Approval of an Amendment and Restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan. Broker non-votes will have no effect on the approval of the amendment and restatement, but abstentions will act as a vote against approval of the amendment and restatement.

How will my shares be voted at the Annual Meeting?

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote:

•	FOR the election of each of the director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016;

•	FOR the adoption and approval of an amendment to our certificate of incorporation to declassify our Board of Directors and provide for the annual election of directors;

•	FOR the adoption and approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock; and

•	FOR the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

Could other matters be decided at the Annual Meeting?

Other than the election of three directors, the advisory vote on the compensation of our named executive officers, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016, the adoption and approval of an amendment to our certificate of incorporation to declassify our Board of Directors and provide for the annual election of directors, the adoption and approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock and the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive

Plan, the Board has no knowledge of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if you return your signed and completed proxy card or vote by telephone or on the Internet and any other business or matters properly shall come before the Annual Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have engaged Innisfree M&A Incorporated to assist us in the distribution and solicitation of proxies for a fee of $20,000, plus certain disbursements and expenses. We will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

CORPORATE GOVERNANCE

Our Commitment to Enhanced Corporate Governance Practices

We seek to maintain and enhance our corporate governance practices by refining such practices to align with evolving practices, issues raised by our stockholders and otherwise as circumstances warrant. We have recently taken the following actions that represent corporate governance best practices:

•

Declassification of Board: In this proxy statement, we our requesting our stockholders to approve an amendment to our certificate of incorporation to declassify our Board and provide for the annual election of directors. The proposed amendment provides that directors would be elected to one-year terms as their existing three-year terms expire, beginning with the class of directors to be elected at our 2017 annual meeting.

•

Proxy Access: On February 18, 2016, our Board approved amendments to our by-laws to include a proxy access provision pursuant to which a stockholder, or group of up to 25 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in our proxy materials director nominees constituting up to 25% of our Board if such stockholders and nominees comply with the procedures in our by-laws.

•	Elimination of Rights Plan: Our Board determined not to renew our rights plan or “poison pill” when it expired on February 23, 2016. As a result, we no longer have a rights plan or “poison pill.”

•

Lead Director: Effective January 1, 2016, the independent members of our Board elected a lead director, who is an independent director. We also formalized the role of the lead director and have set forth the duties of the lead director in our Corporate Governance Guidelines as described below under “Board Leadership Structure; Lead Director.”

We also place great value on stockholder outreach and engage regularly with our investors to gain insights into the corporate governance issues about which they care most. We aim to seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and also to help ensure we maintain appropriate corporate governance practices. We demonstrated this approach in 2014 by making significant changes to our executive compensation program for 2015 in response to engagement with our stockholders and our 2014 say on pay vote results as described in detail in “Executive Compensation —Compensation Discussion and Analysis.”

Proposal 1 — Election of Directors

Our certificate of incorporation and by-laws currently provide that our directors are divided into three classes, with staggered terms of three years each. At the Annual Meeting, the stockholders will elect three directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

The following sets forth certain information, as of March 22, 2016, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting, including an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors.

Nominees for Election at the Annual Meeting

Thomas L. Aller, 67, has been a director of Whiting Petroleum Corporation since 2003. Mr. Aller retired as Senior Vice President of Operations Support for Alliant Energy Corporation in 2014. He served as Senior Vice President — Energy Resource Development of Alliant Energy Corporation from 2009 to 2013 and President of Interstate Power and Light Company since 2004. Prior to that, he served as President of Alliant Energy Investments, Inc. since 1998 and interim Executive Vice President — Energy Delivery of Alliant Energy Corporation since 2003 and Senior Vice President — Energy Delivery of Alliant Energy Corporation since 2004. From 1993 to 1998, he served as Vice President of IES Investments. He received his Bachelor’s Degree in political science from Creighton University and his Master’s Degree in municipal administration from the University of Iowa. Mr. Aller’s particular experience with our company, including from 1997 through 2003 when he served as a director of our company’s operating subsidiary prior to our initial public stock offering, and his business acumen and experience in the energy sector led to the conclusion that he should serve as a director.

James E. Catlin, 69, has been a director of Whiting Petroleum Corporation since 2014. Mr. Catlin was a co-founder of Kodiak Oil & Gas Corp. (“Kodiak”) and served at Kodiak as a director since 2001 and Executive Vice President of Business Development since 2011 until we acquired Kodiak in 2014. Mr. Catlin also previously served as Chairman of the Board from 2002 until 2011, Secretary from 2002 to 2008 and Chief Operating Officer from 2006 until 2011. Mr. Catlin has nearly 40 years of geologic experience primarily in the Rocky Mountain Region. Mr. Catlin was an owner of CP Resources LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Catlin was a Founder, Vice President and Director of Deca Energy from 1980 to 1986 and worked as a district geologist for Petroleum Inc. and Fuelco prior to this time. He received a Bachelor of Arts and a Master’s of Science Degree in Geology from the University of Northern Illinois in 1973. Mr. Catlin’s extensive training and experience with respect to geology and executive level experience working with oil and natural gas companies led to the conclusion he should serve as a director. The terms of the merger agreement pursuant to which we acquired Kodiak also required that Mr. Catlin be appointed as a director.

Michael B. Walen, 67, has been a director of Whiting Petroleum Corporation since 2013. Mr. Walen was the Senior Vice President — Chief Operating Officer of Cabot Oil and Gas Corporation from 2001 until 2010 and served in other management and exploration positions prior to that time. He has 40 years of exploration and management experience with independent oil and gas companies including PetroCorp Inc., Patrick Petroleum Co., TXO Production Co. and Tenneco Oil Company. Mr. Walen was a director of Vitruvian Exploration from 2010 to 2013. Mr. Walen holds a Bachelor’s Degree in Geology from Central Washington University and a Master’s Degree in Geology from Western Washington University. Mr. Walen’s geological training, technical expertise and industry experience (particularly in shale plays), including managing operations, engineering, reserves, land and geology, led to the conclusion that he should serve as a director.

The Board recommends the foregoing nominees for election as directors for terms expiring at the 2018 Annual Meeting and urges each stockholder to vote FOR such nominees.

Directors Continuing in Office

Terms Expiring at the 2017 Annual Meeting

D. Sherwin Artus, 78, has been a director of Whiting Petroleum Corporation since 2006. Mr. Artus joined Whiting Oil and Gas Corporation in 1989 as Vice President of Operations and became Executive Vice President and Chief Operating Officer in 1999. In 2000, he was appointed President and Chief Executive Officer. Mr. Artus became Senior Vice President in 2002 and retired from the Company in 2006. Prior to joining Whiting, he was employed by Shell Oil Company in various engineering research and management positions. From 1974-1977, he was employed by Wainoco Oil and Gas Company as Production Manager. He was a co-founder and later became President of Solar Petroleum Corporation, an independent oil and gas producing company. He has over 52 years of experience in the oil and natural gas business. Mr. Artus holds a Bachelor’s Degree in Geological Engineering and a Master’s Degree in Mining Engineering from the South Dakota School of Mines and Technology. He is a registered Professional Engineer in Colorado, Wyoming, Montana and North Dakota. Mr. Artus is a member, and a past officer, of the Society of Professional Well Log Analysts and is a member of the Society of Petroleum Engineers. Mr. Artus’ technical expertise and vast industry experience coupled with his management experience with our company and intimate knowledge of our company culture led to the conclusion that he should serve as a director.

Philip E. Doty, 72, has been a director of Whiting Petroleum Corporation since 2010. Mr. Doty is a certified public accountant. Since 2007, Mr. Doty has been counsel to EKS&H LLLP, the largest Colorado-based accounting and consulting firm, where he previously was a partner from 2002 to 2007. From 1967 to 2000 he worked at Arthur Andersen & Co., where he was a partner since 1978 and served as an audit partner and head of the Denver office oil and gas practice until his retirement in 2000. He is a graduate of Drake University with a Bachelor’s degree in accounting. Mr. Doty’s 46 years of experience as a certified public accountant and his expertise in oil and gas financial reporting and accounting led to the conclusion he should serve as a director.

Carin S. Knickel, 59, has been a director of Whiting Petroleum Corporation since July 27, 2015. Ms. Knickel served as Vice President of Global Human Resources and a member of the management committee of ConocoPhillips from 2003 until she retired in 2012. Her energy industry experience includes over three decades in operations leadership in refining, marketing, transportation, exploration, and production for ConocoPhillips. She also held roles in business development, strategic planning and commodity trading, and led the company’s specialty products business from 2001 to 2003. Ms. Knickel also served as Assistant Dean for Programs and Talent for the University of Colorado College of Engineering from 2013 through 2014 and currently serves on the school’s Engineering Advisory Council. She has a Bachelor’s degree in marketing from the University of Colorado and a Master’s degree in management science from the Massachusetts Institute of Technology. Ms. Knickel’s broad range of operational and administrative experience in the oil and gas industry led to the conclusion she should serve as a director.

Terms Expiring at the 2018 Annual Meeting

James J. Volker, 69, who serves as Chairman of the Board, President and Chief Executive Officer, has been a director of Whiting Petroleum Corporation since 2003 and a director of Whiting Oil and Gas Corporation since 2002. He joined Whiting Oil and Gas Corporation in 1983 as Vice President of Corporate Development and served in that position through 1993. In 1993, he became a contract consultant to Whiting Oil and Gas Corporation and served in that capacity until 2000, at which time he became Executive Vice President and Chief Operating Officer. Mr. Volker was appointed President and Chief Executive Officer of Whiting Oil and Gas Corporation in 2002. Mr. Volker was co-founder, Vice President and later President of Energy Management Corporation from 1971 through 1982. He has over 41 years of experience in the oil and natural gas industry. Mr. Volker has a degree in finance from the University of Denver, an MBA from the University of Colorado and has completed H. K. VanPoolen and Associates’ course of study in reservoir engineering. Mr. Volker’s status as our chief executive officer who applies his considerable industry experience and management qualifications and serves as a valuable resource for the other directors as to all operational and administrative aspects of our company led to the conclusion that he should serve as a director.

William N. Hahne, 64, has been a director since 2007. Mr. Hahne was Chief Operating Officer of Petrohawk Energy Corporation from 2006 until 2007. Mr. Hahne served at KCS Energy, Inc. as President, Chief Operating Officer and Director from 2003 to 2006, and as Executive Vice President and Chief Operating Officer from 1998 to 2003. He is a graduate of Oklahoma University with a BS in petroleum engineering and has 38 years of extensive technical and management experience with independent oil and gas companies including Unocal, Union Texas Petroleum Corporation, NERCO, The Louisiana Land and Exploration Company (LL&E) and Burlington Resources, Inc. He is an expert in oil and gas reserve estimating, having served as chairman for the Society of Petroleum Engineers Oil and Gas Reserve Committee. Mr. Hahne’s experience in budgeting, planning and implementing effective exploration, drilling, acquisition and development programs, expertise in horizontal drilling and shale development and knowledge of oil and gas regulation, litigation and government reporting led to the conclusion that he should serve as a director.

Governance Information

Corporate Governance Documents

The Board has adopted and regularly reviews and, if appropriate, revises our Corporate Governance Guidelines and written charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board has also adopted the Whiting Petroleum Corporation Code of Business Conduct and Ethics that applies to our directors and employees. Each of our directors and employees annually confirms in writing that he or she has reviewed and will fully comply with the Code of Business Conduct and Ethics.

Copies of each of these documents are available on our website at www.whiting.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this proxy statement.

Independence of Directors

Of the eight directors currently serving on the Board, the Board has determined that each of Messrs. Aller, Artus, Catlin, Doty, Hahne and Walen and Ms. Knickel has no material relationship with us and is independent under NYSE listing standards. The Board has established categorical standards within our Corporate Governance Guidelines to assist in making determinations of director independence. In making its determination of independence, the Board found that each of Messrs. Aller, Artus, Catlin, Doty, Hahne and Walen and Ms. Knickel met these standards. The Board also considered the fact that Mr. Catlin was the Executive Vice President of Business Development of Kodiak until we acquired Kodiak in 2014. Due to Mr. Catlin having no prior relationships with our company or our senior management other than in connection with us acquiring Kodiak and Mr. Catlin joining the Board as a result of the Kodiak merger agreement negotiations at a time when we and Kodiak were independent entities, the Board determined that Mr. Catlin’s former officer position with Kodiak did not impede his exercise of independent judgment.

Transactions with Related Persons

We had no transactions during 2015, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Nominating and Governance Committee certain information relating to related person transactions for review, approval or ratification by the Nominating and Governance Committee. Disclosure to the Nominating and Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Nominating and Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Nominating and Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board.

Meetings and Attendance

The Board held ten meetings in 2015. No director attended less than 90% of the total number of Board and committee meetings during the period on which they served on the Board or such committees. Directors are expected to attend our annual meeting of stockholders each year and five of our directors serving at the time attended our 2015 annual meeting of stockholders.

Selection of Director Candidates

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us. The nominating and Governance Committee is guided by the Criteria for Director nominees in our Corporate Governance Guidelines, which provide:

•

The Nominating and Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee. The Nominating and Governance Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity and industry knowledge.

•	The Nominating and Governance Committee believes that the following minimum qualifications are necessary for a director nominee to possess to be recommended by the Committee to the Board:

•	Each director must display the highest personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•

Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

•	The Nominating and Governance Committee also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.”

•

Directors should be selected so that the Board is a diverse body, with diversity reflecting age, gender, race and professional experience. In this regard in early 2015, the Nominating and Governance Committee conducted a process specifically to identify female candidates for the Board, which resulted in the identification of Carin S. Knickel, who was appointed on July 27, 2015 to serve on our Board.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Corporate Governance Guidelines and Nominating and Governance Committee Charter. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing together with appropriate biographical information concerning each proposed nominee.

We recently amended our by-laws to include a proxy access provision pursuant to which a stockholder, or group of up to 25 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in our proxy materials director nominees constituting up to 25% of our Board. Alternatively, a stockholder may nominate director nominees under our by-laws that the stockholder does not intend to have included in our proxy materials. In either case, such stockholders must comply with the procedures set forth in our by-laws, including that the stockholders and nominees satisfy the requirements in our by-laws and our Corporate Secretary receives timely written notice, in proper form, of the intent to make a nomination at an annual meeting of stockholders. The detailed requirements for nominations are set forth in our by-laws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2016. Additional requirements regarding stockholder proposals and director nominations, including the dates by which notices must be received, are described below under the heading “Stockholder Proposals.”

Board Leadership Structure; Lead Director

The position of chairman of the board is filled by our chief executive officer. We believe this combined leadership structure is appropriate for our company because our chairman of the board and chief executive officer (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community, (ii) eliminates any ambiguity as to who is accountable for company performance and (iii) exhibits strong experience in successfully leading our company. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication.

Our Corporate Governance Guidelines provide that if the chairman of the board is not an independent director, the independent members of the Board will elect a lead director, who will be an independent director. The independent members of the Board have elected Mr. Hahne as our lead director. Our Corporate Governance Guidelines also provide that the lead director will have the following duties in addition to such other duties as the Board may establish from time to time:

•	The lead director will serve as a liaison between the chairman of the board and the independent directors;

•

With respect to meetings of the Board, the lead director will approve (i) information sent to the Board, (ii) meeting agendas and (iii) meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	The lead director will have the authority to call meetings of the independent directors; and

•	If requested by major stockholders, the lead director shall be available for consultation and direct communication with such stockholders.

The lead director also presides over each executive session of the non-management directors at Board meetings.

Role of the Board in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process in place to assess the major risks facing our company and periodically review management’s assessment of the major risks as well as options for their mitigation. Our Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitates this oversight function. The information flow and communication between our Board and senior management regarding long-term strategic planning and short term operational reporting includes matters of material risk inherent in our business of exploration for and production of oil and gas. Our Audit Committee, among other duties, is charged with overseeing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and has compliance oversight responsibilities. Our Compensation Committee reviews risks related to our compensation programs and works to structure such programs in a manner to deter excessive risk taking.

Communication with Directors; Stockholder Engagement

Stockholders and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the lead director, by submitting such communications in writing to our Corporate Secretary at Whiting Petroleum Corporation, c/o the Board of Directors (or, at the stockholder’s option, c/o a specific director or directors), 1700 Broadway, Suite 2300, Denver, Colorado 80290. Such communications will be delivered directly to the Board.

The chairman of the board serves as the Board’s liaison for consultation and direct communication with stockholders with the lead director available for consultation and direct communication with major stockholders upon request. Individual directors may, from time to time, meet or otherwise communicate with stockholders, but it is expected that directors would do this with the knowledge of the chairman of the board and the lead director and, in most instances, at the request of management.

Board Committee Information

The Board has standing Audit, Compensation and Nominating and Governance Committees. The Board has adopted a formal written charter for each of these committees that is available on our website at www.whiting.com.

The table below provides the current composition of each standing committee of our Board:

Name	Audit	Compensation	Nominating/ Governance
Thomas L. Aller	X	X
D. Sherwin Artus			X
Philip E. Doty	X		X
William N. Hahne			X
Carin S. Knickel		X	X
Michael B. Walen	X	X

Audit Committee

The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and termination of our independent registered public accounting firm and has the sole authority to approve all audit and permitted non-audit engagement fees and terms. The Audit Committee is presently comprised of Messrs. Doty (Chairperson), Aller and Walen, each of whom is an independent director under NYSE listing standards and SEC rules applicable to audit committee members. The Board has determined that Mr. Doty qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee held four meetings in 2015.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board with respect to our compensation programs and compensation of our executives and directors. The Compensation Committee has overall responsibility for determining the compensation of our chief executive officer, approving the compensation of our executive officers and reviewing director compensation. The Compensation Committee is also charged with administration of our Equity Incentive Plan. The Compensation Committee is presently comprised of Messrs. Aller (Chairperson) and Walen and Ms. Knickel, each of whom is an independent director under NYSE listing standards, an outside director for purposes of Section 162(m) of the Internal Revenue Code and a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee held three meetings in 2015. Additional information regarding the Compensation Committee and our processes and procedures for executive compensation, including, among other matters, our use of compensation consultants and the role of our executive officers in determining compensation, is provided below under “Executive Compensation—Compensation Discussion and Analysis”.

Nominating and Governance Committee

The principal functions of the Nominating and Governance Committee are to identify individuals qualified to become directors and recommend to the Board nominees for all directorships, identify directors qualified to serve on Board committees and recommend to the Board members for each committee, develop and recommend to the Board a set of corporate governance guidelines and otherwise take a leadership role in shaping our corporate governance. The Nominating and Governance Committee is also charged with administering our policies and procedures regarding any transactions with related persons. The Nominating and Governance Committee is presently comprised of Messrs. Hahne (Chairperson), Artus and Doty and Ms. Knickel, each of whom is an independent director under NYSE listing standards. The Nominating and Governance Committee held three meetings in 2015.

Director Compensation

We use a combination of cash and equity incentive compensation to attract and retain qualified and experienced candidates to serve on the Board. In setting this compensation, our Compensation Committee considers the significant amount of time and energy expended and the skill-level required by our directors in fulfilling their duties. Our Compensation Committee grants restricted stock to our non-employee directors annually on the first of the month following the annual meeting of stockholders to align the grants with directors’ terms of office. The shares of restricted stock granted vest 100% on the first anniversary of the grant date. All grants of shares of restricted stock become fully vested upon a change in control of our company. We also reimburse expenses incurred by our non-employee directors to attend Board and Board committee meetings and to attend continuing education seminars, conferences and classes. Directors who are our employees receive no compensation for service as members of either the Board or Board committees. For 2015, non-employee directors were compensated pursuant to the schedule as follows:

		Committee Service
	Board Service	Audit	Compensation	Nominating and Governance
Annual Retainer	$58,000
Restricted Stock (value)	$175,000
Committee Chair Annual Retainer		$25,000	$15,000	$15,000
Committee Chair Restricted Stock (value)		$25,000	$15,000	$15,000
Committee Member Annual Retainer		$10,000	$5,000	$5,000
Meeting Fee	$1,500	$1,500	$1,500	$1,500

Beginning in 2016, we will also pay the lead director an additional cash annual retainer of $20,000 and grant the lead director an additional $15,000 of restricted stock.

In addition, we make medical and dental coverage available to directors and their spouses, but directors who elect to receive such coverage are charged a premium that is equal to the COBRA rates associated with our insurance plan. As such, we consider the ability to participate in this coverage to be non-compensatory.

The following table reports compensation earned by or paid to our non-employee directors during 2015.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Thomas L. Aller	109,000	190,000	299,000
D. Sherwin Artus	81,500	175,000	256,500
James E. Catlin	75,500	175,000	248,500
Philip E. Doty	114,000	200,000	314,000
William N. Hahne	102,500	190,000	292,500
Carin S. Knickel(3)	77,500	148,230	225,730
Allan R. Larson(4)	72,500	0	72,500
Lynn A. Peterson(5)	67,500	0	67,500
Michael B. Walen	99,000	175,000	274,000

(1)	Mr. Volker, our Chief Executive Officer, is not included in this table as he is an employee of ours and receives no separate compensation for his services as a director. The compensation received by Mr. Volker as an employee is shown below under “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”
(2)	Reflects the full grant date fair value of restricted stock awards granted in 2015 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in note 9 to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2016. In 2015, Messrs. Aller, Artus, Catlin, Doty, Hahne, Larson, Peterson and Walen and Ms. Knickel were respectively awarded 5,850, 5,388, 5,388, 6,158, 5,850, 0, 0, 5,388 and 7,015, which in each case was the number of unvested restricted stock awards outstanding for such director at December 31, 2015.
(3)	Ms. Knickel was appointed to the Board on July 27, 2015.
(4)	Mr. Larson’s term as a director expired at the annual meeting of stockholders on June 2, 2015.
(5)	Mr. Peterson resigned as a director on June 3, 2015.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Non-employee directors are required to hold shares of our common stock with a value equal to four times the amount of the annual cash retainer paid for service on the Board (excluding additional committee and lead director retainers, if any). Non-employee directors are required to achieve the applicable level of ownership within three years of the date the person first became a non-employee director. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the director, and (ii) shares held in trust for the benefit of the director. Unexercised and/or unvested equity awards do not count towards satisfaction of the guidelines. The value of a share will be measured on January 1 of each year as the average month end closing price for the 12 months preceding the date of calculation. Non-employee directors are required to hold 100% of the shares vested or acquired under equity awards granted by us until the ownership guidelines are satisfied. All of the non-employee directors currently own a sufficient number of shares of our common stock to satisfy the guidelines, except for Ms. Knickel and Mr. Walen who are each within the three year attainment period.

SHARE OWNERSHIP

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2016 by: (i) each director and nominee; (ii) each of the named executive officers in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the named executive officers in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned. None of the holders listed below have pledged as security any of the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
James J. Volker	1,340,160	(1)	*
Thomas L. Aller	34,903		*
D. Sherwin Artus	48,004	(2)	*
James E. Catlin	278,167	(3)	*
Philip E. Doty	24,001	(4)	*
William N. Hahne	36,388		*
Carin S. Knickel	7,015		*
Michael B. Walen	9,474		*
Michael J. Stevens	542,129	(1)	*
Mark R. Williams	438,594	(1)	*
Rick A. Ross	376,100	(1)	*
Peter W. Hagist	256,746	(1)(5)	*
All directors, nominees and executive officers as a group (17 persons)	4,172,311	(1)	2.0%

*	Denotes less than 1%.
(1)	Amounts include 583,394 shares for Mr. Volker, 238,984 shares for Mr. Stevens, 216,035 shares for Mr. Williams, 189,297 shares for Mr. Ross, 137,826 shares for Mr. Hagist and 1,753,405 shares for our executive officers as a group that have current voting rights and vest based on performance criteria, which makes vesting uncertain and does not require reporting of these shares to the SEC as being beneficially owned pursuant to Section 16(a) of the Securities Exchange Act of 1934 until such shares vest. Amounts also include options to acquire shares of our common stock that were exercisable within 60 days after March 22, 2016 as follows: 137,252 shares for Mr. Volker, 72,532 shares for Mr. Stevens, 14,448 shares for Mr. Williams, 16,721 shares for Mr. Ross, 6,086 shares for Mr. Hagist and 262,591 shares for our directors and executive offers as a group.
(2)	Includes 1,000 shares held by Mr. Artus’ spouse. Mr. Artus disclaims beneficial ownership of those 1,000 shares.
(3)	Includes 58,100 shares held by Mr. Catlin’s spouse. Mr. Catlin disclaims beneficial ownership of those 58,100 shares.
(4)	Includes 1,000 shares held by Mr. Doty’s spouse. Mr. Doty disclaims beneficial ownership of those 1,000 shares.
(5)	Includes 18,616 shares held by a Family Trust. Mr. Hagist disclaims beneficial ownership of those 18,616 shares.

Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership by persons known to us to own more than 5% of our outstanding common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Voting Power		Investment Power			Percent of Class
	Sole	Shared	Sole	Shared	Aggregate
BlackRock, Inc. (1)	19,352,325	—	21,161,323	—	21,161,323	10.4%
55 East 52nd Street
New York, NY 10055
The Vanguard Group (2)	199,193	18,600	14,033,837	213,494	14,247,331	7.0%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 8, 2016 reporting beneficial ownership as of December 31, 2015.
(2)	The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2016 reporting beneficial ownership as of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the SEC and us. Based solely upon information provided to us by individual directors and executive officers, we believe that, during the fiscal year ended December 31, 2015, all of our directors and executive officers timely complied with the Section 16(a) filing requirements, except Mr. Aller inadvertently filed late a Form 4 reporting one transaction relating to the withholding of shares upon the vesting of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Engagement with Our Stockholders to Develop Executive Compensation Program for 2015

The following timetable outlines key activities that took place with respect to our executive compensation program during 2014 and early 2015 and the stockholder engagement efforts we undertook after our 2014 say on pay vote to substantially modify our executive compensation program for 2015.

Timing	Executive Compensation Activities
December 2013 - January 2014

•      We made our annual executive compensation decisions for 2014 consistent with our historical practice. At our May 2013 annual meeting, our stockholders had approved the compensation of our named executive officers for 2012 with approximately 92% of votes in favor.

•      This compensation included awards and payments under our Production Participation Plan, which was intended to provide short-term and long-term performance incentives to our employees by providing them with a direct participation in the result of our acquisition of, successful exploration for and development of proved reserves.

April - May 2014

•      In advance of our 2014 annual meeting, we learned that the proxy advisory firms had recommended that their clients vote against our say on pay resolution in 2014 because, among other items, what they viewed as lack of transparent disclosure regarding the operation of the Production Participation Plan, accreting benefits under the Production Participation Plan leading to substantial payments and the discretionary nature of awards under the Production Participation Plan.

•      We also reached out prior to our 2014 annual meeting to our top 30 stockholders representing approximately 57% of our outstanding shares and had discussions with stockholders representing approximately 37% of our outstanding shares. Through this outreach, we learned of stockholder concerns regarding our executive compensation programs, in particular with respect to the operation of our Production Participation Plan.

May 2014

•      Subsequent to our annual compensation decisions for 2014, our stockholders voted at our 2014 annual meeting on the compensation of our named executive officers for 2013 with only approximately 42% of votes in favor.

•      At a Board meeting immediately after the 2014 annual meeting, the Board and Compensation Committee determined to revise our executive compensation programs, including replacing the Production Participation Plan with a more traditional salary, bonus and stock grant program, based on the analysis and recommendations of an independent compensation consultant. The Compensation Committee also determined that contributions to the Production Participation Plan would cease effective December 31, 2013 and there would be no award made for 2014 to participants in our Production Participation Plan.

•      The Compensation Committee engaged Longnecker & Associates (“Longnecker”), an independent compensation consultant specializing in oil and gas companies, to assist it in arriving at a market competitive executive compensation structure to address stockholder concerns.

Timing	Executive Compensation Activities
June 2014

•      Upon the recommendation of Longnecker, the Board and Compensation Committee determined to terminate the Production Participation Plan effective December 31, 2013. Upon termination, we were required pursuant to the terms of the Production Participation Plan to pay to participants the fair market value of their plan interests pursuant to the plan formula. The Compensation Committee also determined that executive officers would not receive any short-term cash incentive or discretionary bonus for 2014 in light of the payments they would receive as a result of the termination of the Production Participation Plan.

May – October 2014

•      The Compensation Committee engaged in a thorough review of our executive compensation programs to develop a proposed modified executive compensation program based on the recommendations of Longnecker to begin in 2015 consisting of:

•      base salary targeted at the market 50th percentile of our peer group;

•      an annual short-term incentive plan with a strong connection between corporate and strategic performance and the potential cash awards based on transparent quantitative metrics for measuring performance; and

•      a long-term incentive plan consisting 50% of time vesting restricted stock and 50% of performance shares vesting based on a relative three-year total shareholder return compared to our peer group.

•      In light of our executive officers voluntarily requesting to eliminate their existing excise tax gross-up agreements upon a change in control of our company, the Compensation Committee also developed terms based on Longnecker’s analysis of the market for employment and severance agreements with our executive officers that provide for cash severance payments in the event of a qualifying termination.

November – December 2014

•      We reached out to our top 35 stockholders representing approximately 53% of our outstanding shares and had discussions with stockholders representing approximately 26% of our outstanding shares to further understand the reasons for our 2014 say on pay vote and to solicit feedback on our proposed new executive compensation program. One or more members of our Compensation Committee participated in most of these discussions with our stockholders. In these discussions with our stockholders, we reviewed our compensation philosophy, policies, programs and practices and engaged in a candid exchange of ideas for improvement. The stockholders generally felt that the proposed executive compensation program changes we reviewed with them were appropriate and sufficient to address their concerns.

•      We also engaged in dialog with the research teams at the proxy advisory firms that had recommended that their clients vote against our say on pay resolution in 2014. Members of our Compensation Committee participated in these discussions.

Timing	Executive Compensation Activities
December 2014 – January 2015

•      The Compensation Committee reviewed feedback from the stockholder and proxy advisory firm engagement processes and, based on the recommendation of Longnecker, determined to make the significant executive compensation program changes beginning in 2015 described below.

•      Our executive officers agreed to eliminate their existing excise tax gross-up agreements upon a change in control of our company and we entered into new employment and severance agreements with cash severance payments based on termination of an executive on the terms described below.

June 2015

•      After disclosing in the proxy statement for our June 2015 annual meeting the significant executive compensation program changes beginning in 2015, our stockholders approved the compensation of our named executive officers for 2014 with over 95% of votes in favor.

January 2016

•      With significantly depressed oil and gas prices, the Compensation Committee froze 2016 base salaries and reduced 2015 short-term incentive payments and 2016 long-term incentive grants for all executive officers compared to amounts that would have been awarded under the revised compensation program.

Our Response to Stockholder Feedback: Significant Changes to Our Executive Compensation Program for 2015

We are committed to providing value to our stockholders and have dedicated significant efforts to ensuring our executive compensation program is appropriate and rewards executives in a manner consistent with feedback received from our stockholders, proxy advisory firms and our independent compensation consultant. We understand our responsibility to maintain an executive compensation program that is fair, reasonable and appropriate and that compensates our executive officers based on performance. The overall objective of our executive compensation program is to maintain a strong pay-for-performance culture in order to attract, retain, and motivate the key leaders who serve our company and our stockholders.

In response to feedback from our stockholders and to continue our process of improving the alignment of our executive compensation design with our performance, we implemented in 2014 and early 2015 the following executive compensation program changes that were effective for 2015 and described in more detail below:

•	Targeted base salary for 2015 at the market 50th percentile of our peer group.

•

Established an annual short-term incentive plan for 2015 with a strong connection between corporate and strategic performance and the potential cash awards based on transparent quantitative metrics for measuring performance.

•

Revised long-term incentive plan for 2015 to consist 50% of performance shares vesting based on a relative three-year total shareholder return compared to our peer group and 50% of time vesting restricted stock.

•	Eliminated excise tax gross-up agreements and implemented employment and severance agreements on market terms.

•	Modified our peer group to reflect our acquisition of Kodiak that we completed in December 2014.

•

Increased the stock ownership guideline for our chief executive officer from being required to hold our common stock with value equal to at least three times his annual base salary to at least five times his annual base salary for 2015 and to at least six times his annual base salary beginning in 2016.

Changes to Our Executive Compensation Program for 2016

In light of the significant downturn in oil prices and current industry conditions and the impact they had on our performance during 2015 and the ongoing impact they are having on the price of our common stock, we made the following executive compensation changes that are effective for 2016:

•	Froze named executive officer base salaries for 2016 at 2015 levels.

•

Reduced the value of targeted long-term equity incentive awards granted in January 2016 by 52% for our chief executive officer and 35% for all other executive officers compared to 2015 levels. 50% of these awards vest in equal annual increments over three years and 50% of these awards cliff vest in three years only if performance criteria are realized as described below.

The following table sets forth for each of the named executive officers (i) their estimated 2016 compensation as would be reported in the Summary Compensation Table under the executive compensation program described above for 2016 assuming their short-term incentive plan cash bonus paid at target and (ii) their 2014 and 2015 compensation as reported in the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation – Cash Bonus ($)(2)	Non-Equity Incentive Plan Compensation – Terminating Production Participation Plan Payment ($)(3)	All Other Compensation ($)	Total ($)
James J. Volker	2016	800,000	3,504,000	1,000,000	—	2,292	5,306,292
Chairman, President and	2015	800,000	7,695,000	500,000	—	2,292	8,997,292
Chief Executive Officer	2014	800,000	5,200,000	—	6,653,612	2,289	12,655,901
Michael J. Stevens	2016	460,000	1,582,000	460,000	—	21,115	2,523,115
Senior Vice President	2015	460,000	2,565,000	368,000	—	21,115	3,414,115
and Chief Financial Officer	2014	440,000	2,080,000	—	2,957,843	20,612	5,498,455
Mark R. Williams	2016	450,000	1,408,000	405,000	—	21,115	2,284,115
Senior Vice President,	2015	450,000	2,283,000	324,000	—	21,115	3,078,115
Exploration and Development	2014	417,500	1,940,000	—	3,049,366	20,612	5,427,478
Rick A. Ross	2016	450,000	1,344,000	405,000	—	21,115	2,220,115
Senior Vice President, Operations	2015	450,000	2,180,000	324,000	—	21,115	2,975,115
	2014	417,500	1,400,000	—	2,705,723	20,612	4,543,835
Peter W. Hagist	2016	440,000	949,000	396,000	—	21,115	1,806,115
Senior Vice President, Planning	2015	440,000	1,539,000	316,800	—	21,115	2,316,915
	2014	407,500	1,100,000	—	2,679,774	20,612	4,207,886

(1)	For 2016 and 2015, consists 50% of performance shares vesting based on a relative three-year total shareholder return compared to our peer group and 50% of time vesting restricted stock. Potential payouts of the performance share awards are designed range from 0.0x – 2.0x the performance share target based on the three-year total shareholder return performance ranking.
(2)	For 2015, reflects the cash bonus earned for 2015, subject to the exercise of negative discretion by our Compensation Committee, and paid in 2016 under our short-term incentive plan. For 2016, reflects the target cash bonus under our short-term incentive plan. Target cash bonus as a percentage of base salary is 125% for Mr. Volker, 100% for Mr. Stevens and 90% for each of Mr. Williams, Mr. Ross and Mr. Hagist. Threshold cash bonus as a percentage of base salary is 63% for Mr. Volker, 50% for Mr. Stevens and 45% for each of Mr. Williams, Mr. Ross and Mr. Hagist. Maximum cash bonus as a percentage of base salary is 250% for Mr. Volker, 200% for Mr. Stevens and 180% for each of Mr. Williams, Mr. Ross and Mr. Hagist.

(3)	Reflects the dollar amount that we paid for the fair market value of interests in our Production Participation Plan as a result of the Board terminating the Production Participation Plan on June 11, 2014 effective December 31, 2013.

2015 Business Highlights

During 2015, we had the following results:

•

Our production in 2015 totaled a record 59.6 million barrels of oil equivalent (MMBOE) or 163,210 barrels of oil equivalent per day (BOE/d), which represented a 42.5% increase over 114,530 BOE/d in 2014.

•	Our record proved reserves of 820.6 MMBOE as of December 31, 2015 represented a 5.2% increase over the 780.3 MMBOE of proved reserves at December 31, 2014.

•

During 2015, we divested non-core exploration and production assets for sales proceeds of $512 million. These sales helped lower our lease operating expense per BOE from $11.89 in 2014 to $9.32 in 2015.

•	We also lowered our general and administrative cost per BOE from $4.08 in 2014 to $2.90 in 2015.

Objectives of Executive Compensation Program

The overall objective of our executive compensation program is to maintain a strong pay-for-performance culture in order to attract, retain and motivate the key leaders who serve our company and our stockholders. We have designed our executive compensation program to provide rewards for individual performance and corporate results and to encourage an ownership mentality among our executives and other key employees.

We recognize the importance of maintaining sound principles for the development and administration of our executive compensation program. Our compensation program is designed to advance the following core principles:

•	support our business strategy of achieving meaningful growth in free cash flow, production of oil and natural gas and proved reserves of oil and natural gas; and

•	increase long-term value appreciation in our common stock.

In advancing these principles, the objectives of our compensation program, including the compensation of our named executive officers, are to attract and retain highly qualified and experienced employees, motivate them to achieve and advance, and reward them for outstanding performance.

Elements of Compensation/Why We Chose Each/How Each Relates to Objectives

The Compensation Committee focuses on the total direct compensation of the named executive officers, but also approves the amounts of all individual components of total direct compensation, including short-term incentive and long-term incentive equity awards for all executive officers consistent with its responsibility for oversight of the Equity Incentive Plan. The principal elements of compensation for our named executive officers are:

•	base salaries;

•	short-term performance-based incentives;

•	long-term performance-based and time-based incentives under our Equity Incentive Plan; and

•	401(k) retirement savings plan and other benefits.

In assessing total direct compensation, our objective is to be competitive with industry compensation while considering individual and company performance. Peer group and industry survey data provided by our compensation consultant is considered in setting and evaluating compensation, but since the data is usually not current, it is not the only consideration. The Compensation Committee’s objective is that total executive compensation be competitive with peer group compensation for like positions if company and individual performance meet predetermined standards.

The companies comprising our peer group are identified below under “Peer Group for 2015 Compensation.” All references to “peer groups” in this “Compensation Discussion and Analysis” are to these companies.

Base Salaries

We maintain base salaries for our executive officers to recognize their qualifications, experience and responsibilities as well as their unique value and historical contributions to us. The Compensation Committee reviews, evaluates and sets the base salaries for the named executive officers. Base salaries continue to be important in attracting and retaining executive officers and other employees and in motivating them to aspire to and accept enlarged responsibilities and opportunities for advancement. We do not consider base salaries part of executives’ performance-based compensation because the amounts of the salaries are fixed, but, in setting the amount of individual executive officers’ base salaries, the Compensation Committee does consider the individuals’ performance as measured by individual performance appraisals prepared by the chief executive officer and reviewed with each executive officer and by the Compensation Committee for named executive officers other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer.

Short-Term Incentives

Our short-term incentive plan provides the opportunity for annual cash bonus payments to our named executive officers and other key employees. The short-term incentive plan compensation is generally structured to deliver cash payouts in line with market competitive multiples of base salary when performance targets are achieved or exceeded. The Compensation Committee will annually establish the terms of any awards under our short-term incentive plan including the financial metrics and goals for each award.

Long-Term Incentives - Equity Incentive Plan

Our Equity Incentive Plan provides long-term equity-based incentive compensation to our directors, named executive officers and other key employees. Although the Equity Incentive Plan provides for the grant of several forms of equity-based awards, including restricted stock, stock options, and stock appreciation rights, since 2013 we have limited our awards to restricted stock. Our Compensation Committee formulates our restricted stock awards on an annual basis in conjunction with other compensation decisions at its January meeting.

The Compensation Committee intends to provide long-term incentive awards to our executive officers with a benefit that increases only when the value of our shares of common stock increases, which aligns their interests with increasing stockholder value. Beginning with awards for 2015, the Compensation Committee determined to make grants consisting 50% of performance shares vesting based on a relative three-year total shareholder return compared to our peer group and 50% of time vesting restricted stock. The Compensation Committee believes this balance will provide competitive awards that will aid us in attracting, motivating and retaining key talent.

401(k) Plan

We maintain a 401(k) retirement savings plan for all salaried employees including our executive officers. The company provides a matching contribution to the 401(k) plan in the amount of 100% of the first 7.5% of compensation contributed by our participating employees including our executive officers up to the maximum pre-tax contributions allowed by the Internal Revenue Service. These matching contributions vest to participants in equal increments over the first five years of employment.

Other Benefits

We provide all employees on an equal basis with medical, dental, vision, life and disability insurance coverage. We also provide customary vacation and paid holidays to all employees, including the named executive officers. We limit the perquisites that we make available to our named executive officers to only a few negligible benefits (totaling less than $10,000 in cost for each named executive officer in 2015) that are not available to all our employees.

How We Chose Amounts for Each Element

Our Compensation Committee monitors our executive compensation elements, both individually and collectively, based primarily on judgments as to what is appropriate under our circumstances as well as individual circumstances. We believe that awards to our executive officers under our Equity Incentive Plan should be aligned with the interests of our stockholders and we therefore have sought to structure the awards to reward performance. Compensation of executives in similar positions to our executive officers in our peer group of companies is reviewed and considered by the Compensation Committee. We allocate a significant percentage of total direct compensation to incentives in support of the core principles mentioned above. There is no pre-established policy or target for allocation between cash and non-cash or between short-term and long-term incentive compensation. During the process of establishing compensation for 2015, Longnecker provided the Compensation Committee an analysis of each named executive officer’s total compensation compared to the 25th, 50th and 75th percentile of peer group compensation with the goal to land our named executive officers’ total compensation between the 50th and 75th percentile.

2015 Base Salaries

Our Compensation Committee considers executive officer base salary levels annually as part of our performance appraisal process and establishes new salary levels effective as of the first of each year for Mr. Volker, our chief executive officer, and the other named executive officers. Based on market analysis and recommendations from Longnecker, the Committee believes that base salaries for executive officers should be targeted at the market 50th percentile of our peer group, with consideration being given to job responsibilities, the officer’s experience and performance. In establishing executive officer base salaries, the Compensation Committee considers, in addition to the performance and other factors discussed previously, the following:

•	Company growth.

•

Individual responsibilities and performance compared to individual goals included in the annual performance appraisals of each named executive officer which were prepared by the chief executive officer and reviewed with the named executive officers and by the Compensation Committee for named executive officers other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer.

•	Successful implementation of budgeted programs and policies.

•	Competition for executive talent among oil and gas companies.

•	Base salaries provided to executives in similar positions in our peer group.

Our chief executive officer, James J. Volker, voluntarily requested that his base salary for 2015 be frozen at the 2014 level in light of industry conditions, even though his base salary is below the market 50th percentile of our peer group. In December 2014, the Compensation Committee approved salary increases for Mr. Stevens from $440,000 to $460,000, for Mr. Williams and Mr. Ross from $430,000 to $450,000 and for Mr. Hagist from $420,000 to $440,000. These increases were to account for the greater responsibilities assumed due to the acquisition of Kodiak and move the executives closer to the 50th percentile of peer group base salaries.

2015 Short-Term Incentive Awards

For 2015, the Compensation Committee established the following performance metrics weighted as noted to measure the corporate and executive officer performance for purposes of the short-term incentive plan:

Weighting
• Production Growth	30%
• Reserve Growth	20%
• Finding and Development Costs	20%
• Strategic Goals	25%
• Safety	5%

For each performance metric under the short-term incentive plan, the Compensation Committee establishes goals at three levels: threshold, target and maximum. Target represents a challenging but achievable level of performance. Maximum represents an extraordinary level of performance that will substantially increase shareholder value. Threshold is the minimum level of performance under the short-term incentive plan, established so that smaller awards will be earned for satisfactory performance short of target.

For 2015, the Compensation Committee, after reviewing our 2015 capital budget, determined the following for each performance metric:

	Threshold 0.5x	Target 1.0x	Maximum 2.0x
Production Growth(1)	0%	5%	10%
Reserve Growth(1)	0%	5%	10%
Finding and Development Costs(2)	$30.00	$26.00	$22.00

(1)	Production and reserve targets may be adjusted for acquisitions, divestitures and capital expended. For purposes of calculating production growth, 2014 production is pro forma for the acquisition of Kodiak. For purposes of reserve growth, pricing will be held constant at 2014 levels.
(2)	Calculated in the manner provided by all in finding cost analysis that uses SEC reserves and exploration and development costs as reflected in the notes to our audited financial statements (without reserve adjustments caused by pricing changes).

The Compensation Committee determined that the threshold of 0% for production growth and reserve growth was appropriate in the current environment in which oil prices are significantly lower in 2015 and our capital budget is significantly lower in 2015, in each case compared to 2014.

The Compensation Committee also determined that for there to be any payment with respect to the performance metrics of Strategic Goals and Safety, we would need to produce net cash provided by operating activities of at least $600 million during 2015. If the net cash threshold is not met, then there would not be any payment with respect to the metrics of Strategic Goals and Safety. The Compensation Committee would review the following Strategic Goals when determining payout levels: strategic acquisitions and divestitures, balance sheet and liquidity maintenance, cost containment (capital, lease operating expense and general and administrative) and capital budget adjustments based on changing commodity prices. In analyzing the Safety metric, the Compensation Committee will compare our Total Recordable Incident Rate (“TRIR”) and Days Away, Restricted and/or Transfer Rate (“DART”) results to the Independent Producers EHS Managers Forum and expects management to implement a new safety incident system to have immediate response available for injuries on site, to implement a contractor management system that awards work to contractors that have a proven safety record and to have enhanced field training including more stand downs.

The Compensation Committee established target awards as a percentage of the executive officer’s annual base salary as in effect at the end of the plan year. In doing so, the Compensation Committee reviewed peer group information to determine that the bonus opportunity was at comparable levels compared to peer group companies. Potential payouts of the awards range from 0.5x – 2.0x the annual incentive target percentage of base salary. If the metric results fall between the threshold and target goal levels or between the target and maximum goal levels, the award payment will be determined by linear interpolation to derive the percentage of salary. The chart below displays the short-term incentive plan threshold, target and maximum of base salary for each of the named executive officers that the Compensation Committee established for 2015 based on a market analysis conducted by Longnecker.

Name	Threshold % of Base Salary	Target % of Base Salary	Maximum % of Base Salary
James J. Volker	63%	125%	250%
Michael J. Stevens	50%	100%	200%
Mark R. Williams	45%	90%	180%
Rick A. Ross	45%	90%	180%
Peter W. Hagist	45%	90%	180%

The Compensation Committee determined that short-term incentive metrics were achieved, which would have resulted in an award of 140% of the target. However, in light of currently depressed oil and gas prices, the actual award was substantially reduced. The short-term incentive metrics were achieved as follows:

•	Our Production Growth for 2015 adjusted for acquisitions, divestitures and capital expended was 5.2%, which exceeded the target of 5.0% and resulted in a 34.4% payout relative to the overall target.

•

Our Reserve Growth for 2015 adjusted for acquisitions, divestitures and capital expended was 18.4%, which exceeded the target of 5.0%, was capped at the maximum of 10.0% and resulted in a 40.0% payout relative to the overall target.

•	Our Finding and Developments Costs for 2015 were $22.47, which exceeded the target of $26.00 and resulted in a 35.3% payout relative to the overall target.

•

Our net cash provided by operating activities of $1,051million during 2015 exceeded the $600 million required for there to be a payment with respect to the performance metrics of Strategic Goals and Safety.

•

With respect to performance on Strategic Goals, the Compensation Committee considered that we divested non-core exploration and production assets for sales proceeds of $512 million during 2015, maintained liquidity of $2.7 billion at the end of 2015 as a result of financings during the year, reduced our lease operating expense per BOE from $11.89 in 2014 to $9.32 and our general and administrative cost per BOE from $4.08 in 2014 to $2.90 in 2015 and revised our capital budget multiple times in 2015 to reflect lower commodity prices and determined that the Strategic Goals were performed at the target level resulting in a 25.0% payout relative to the overall target.

•

With respect to Safety, the Compensation Committee compared our TRIR and DART results to the peer group average based on information from the Independent Producers EHS Managers Forum and determined that Safety was performed at the target level resulting in a 5.0% payout relative to the overall target.

Notwithstanding that achievement of the short-term incentive plan metrics would have resulted in an award of 140% of target, our chief executive officer, James J. Volker, voluntarily requested that his cash bonus for 2015 be reduced to 50% of target in light of the challenging industry conditions. In addition, given these current industry conditions, the Compensation Committee exercised negative discretion to reduce the cash bonus for 2015 for each of the other named executive officers to 80% of target.

2015 Long-Term Incentive –Restricted Stock Awards

The Compensation Committee believes that equity ownership is an important element of compensation to the named executive officers and other members of our management team, and believes that over time more of executive compensation should be equity-based rather than cash-based so as to better align executive compensation with stockholder return. Consistent with this belief, we have systematically increased the named executive officers’ stock awards and ownership in our common stock.

In January 2015, the Compensation Committee made long-term incentive grants with 50% of the total long-term incentive awards in performance-based vesting shares of restricted stock and the remaining 50% in the form of time-based vesting shares of restricted stock. In doing so, the Compensation Committee reviewed market data provided by Longnecker at the 25th, 50th and 75th percentile of peer group long-term incentive grants. The aggregate grants to the named executive officers were targeted at around the 75th percentile. Actual company performance over the next three years would dictate the ultimate vale of these grants, particularly with respect to the performance-based vesting shares.

Performance-Based Vesting Restricted Stock Awards – The number of performance shares to be awarded to each named executive officer was determined by dividing 50% of the target long-term incentive award amount by the grant-date closing share price (with no Monte Carlo probability adjustments). The performance shares have a three-year performance period with cliff vesting. To the extent all or a portion of the awards are not earned at the end of the three years, the portion of the awards not earned will be forfeited. Holders of performance shares do not receive dividends, if any, until the underlying shares are earned and delivered to them. The award payout level is determined based on our three-year total shareholder return (“TSR”) relative to our compensation peer group. The schedule below displays the performance ranking and corresponding payout as a percentage of the executive officer’s performance target. Potential payouts of the awards are designed to range from 0.0x – 2.0x the performance share target based on the three-year TSR performance ranking, as displayed by the following.

	TSR Performance Rank	Percentile Rank Relative to Peers	Percent of Target Payout
Maximum	1	100%	2.00x
	2	93%	1.75x
	3	86%	1.50x
	4	79%	1.35x
	5	71%	1.20x
	6	64%	1.10x
Target	7	57%	1.00x
	8	50%	0.90x
	9	43%	0.75x
	10	36%	0.65x
Threshold	11	29%	0.50x
	12	21%	0.00x
	13	14%	0.00x
	14	0%	0.00x

In January 2015, the Compensation Committee made grants of performance-based vesting shares of restricted stock to Messrs. Volker, Stevens, Williams, Ross and Hagist of 121,164, 40,389, 35,946, 34,329 and 24,234 shares, respectively.

Time-Based Vesting Restricted Stock Awards – The other 50% of the target long-term incentive award was granted in the form of shares of time-based vesting restricted stock will vest in equal annual installments over a period of three years. In January 2015, the Compensation Committee made grants of time-based shares of restricted stock to Messrs. Volker, Stevens, Williams, Ross and Hagist of 121,164, 40,389, 35,946, 34,329 and 24,234 shares, respectively.

Chief Executive Officer Compensation Factors

Additional factors considered in establishing the base salary for and restricted stock awards granted to our chief executive officer, Mr. Volker, in amounts greater than the other named executive officers included:

•	The magnitude of his responsibilities and the dedication and effectiveness with which he discharges them.

•	His skill in guiding our acquisition, exploration, development and production efforts.

•	His effectiveness in managing relationships with our executives, employees and directors and external relationships with bankers, investment bankers, analysts and others.

•	His strategic vision for our future, and his ability to plan and direct the implementation of that vision.

•	His effective leadership of the Company.

Mr. Volker is paid at a level of approximately two to three times the level of each of our other named executive officers. His higher levels of compensation in each of our elements of executive compensation reflect his higher levels of overall responsibility for the combined activities of our company compared to the other members of the executive team.

Role of Our Compensation Committee, Named Executive Officers and Compensation Consultant

Compensation Committee

Our Compensation Committee, which has overall responsibility for executive compensation, monitors our director and executive officer compensation and benefit plans, policies and programs to insure that they are consistent with our compensation philosophy and corporate governance guidelines. The Compensation Committee makes annual short-term incentive cash awards and long-term incentive equity awards to our named executive officers. Our Compensation Committee also considers the component of risk analysis in respect of our compensation programs each year and believes that the overall compensation program is designed in such a way as to deter excessive risk taking, to encourage our executives to focus on the long-term success of the company and to align the interests of our executives with those of our stockholders.

To help ensure that our executive compensation program is competitive and is consistent with our compensation philosophy and corporate governance guidelines and that our plan awards provide rewards for accomplishment, not for expectation, our Compensation Committee does the following:

•

Maintains a Compensation Committee comprised of independent directors who are seasoned executives having experience in the oil and gas industry and in establishing and monitoring executive compensation programs, plans and awards.

•	Independently performs analytical reviews of our annual performance using the performance and modifying factors described above.

•	Annually participates in, subscribes to and reviews industry-wide compensation and benefits surveys to gauge the adequacy of our programs.

•

From time to time but not necessarily annually, directly engages an independent executive compensation and benefits consultant to assess the competitiveness of our overall executive compensation program, and provide specific research in areas being reviewed by our Compensation Committee. This consultant reports directly to the Compensation Committee when engaged and does not determine, but may, when asked, make recommendations as to the amount or form of director or officer compensation.

•	Subscribes to and reviews various published resources with respect to executive compensation practices and issues.

•	Annually reviews the performance of our chief executive officer, and determines his plan awards and base salary.

•	Annually reviews the performance of our other named executive officers and other key employees with assistance from our chief executive officer and approves their plan awards and base salaries.

•	Holds executive sessions (without management present) at every Compensation Committee meeting.

The members of the Compensation Committee also communicate frequently with each other informally between meetings.

Chief Executive Officer

Typically, our chief executive officer makes compensation recommendations to the Compensation Committee with respect to the executive officers that report to him. Such officers are not present at the time of these deliberations. The Compensation Committee determines the compensation of our chief executive officer with limited input from him and he is not present at the time of that deliberation. The Compensation Committee, in its discretion, may accept, modify or reject any such recommendations.

Compensation Consultant

During 2015, the Compensation Committee directly engaged Longnecker to advise it with respect to executive officer compensation. Specifically, Longnecker provided the Compensation Committee with an executive compensation review including information comparing its benchmarking of compensation for our named executive officers to that of our peer companies and other compensation surveys. Longnecker also provided the Compensation Committee with the services described above in connection with developing our revised executive compensation program as described above under “Engagement with Our Stockholders to Develop Executive Compensation Program for 2015.” Prior to Longnecker’s engagement for 2015, the Committee reviewed the independence of Longnecker and the individual representatives of Longnecker who served as the Compensation Committee’s consultant, considering the following specific factors: (i) other services provided to us by Longnecker; (ii) fees paid by us to Longnecker as a percentage of Longnecker’s total revenue; (iii) policies and procedures maintained by Longnecker that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Longnecker who advised the Compensation Committee and any member of the Compensation Committee; (v) any shares of company common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Longnecker or the individual representatives. For the year ended December 31, 2015, we paid Longnecker approximately $65,300 for executive compensation consulting for the Compensation Committee. Longnecker provided no other services to our company. The Compensation Committee concluded, based on the evaluation described above, that the services performed by Longnecker did not raise a conflict of interest or impair Longnecker’s ability to provide independent advice to the Compensation Committee regarding executive compensation matters. The Compensation Committee’s conclusion was based on the fact that Longnecker provided no other services to us, the small percentage of Longnecker’s revenues represented by the fees paid by us and the absence of any conflicting relationships between the individual representatives of Longnecker who provided advice to the Compensation Committee or Longnecker, on the one hand, and members of the Compensation Committee or our executive officers, on the other.

Peer Group for 2015 Compensation

Although the Compensation Committee uses survey and peer group compensation information in monitoring compensation, the Compensation Committee recognizes that available data is not current at the time it makes compensation decisions. For example, restricted stock awards for 2015 were granted in January 2015. At that time, survey and peer company information was available only for 2013.

The Compensation Committee requested Longnecker to review and provide recommendations for the compensation peer group to be used for compensation decisions for 2015. Based upon such recommendations, the Compensation Committee modified our peer group to reflect our acquisition of Kodiak that we completed in December 2014. The Compensation Committee approved the following companies for our compensation peer group beginning in 2015:

• Cimarex Energy Co. • Concho Resources, Inc. • Continental Resources, Inc. • Denbury Resources, Inc. • EOG Resources, Inc. • Linn Energy, LLC • Murphy Oil Corporation	• Newfield Exploration Co. • Noble Energy, Inc. • Oasis Petroleum, Inc. • Pioneer Natural Resources Co. • Range Resources Corporation • SM Energy Company

The Compensation Committee selected this group of companies due to the similarity of their operations to ours and their size. Specifically, the peer companies are all independent (meaning in general that they do no refining or retail marketing of crude oil and natural gas) oil and gas exploration and development companies operating (with limited exceptions) only in the United States and primarily in onshore areas. The Compensation Committee reviews the peer group annually to assure that the companies in the group are appropriately comparable to our company.

The Compensation Committee has concluded such comparisons are challenging in certain respects, principally because the compensation data from the peer companies is generally out of date. However, where possible we have attempted to get more updated data from our compensation consultant, and in general, our Compensation Committee believes that our executive compensation is competitive with our peers.

Termination and Change in Control Arrangements

Other than as described below, we do not have any employment contracts, severance agreements or severance plans in effect with respect to any of our named executive officers. We also do not provide pension arrangements, post-termination health coverage or deferred compensation plans for them.

Effective January 1, 2015, each of our executive officers voluntarily agreed to terminate their excise tax gross-up agreement, which provided that if a change in control of our company occurred, then we would be obligated under certain circumstances to make a “gross-up” payment to the executive officer for excise and related taxes on certain payments to the executive officer. As a result of the termination of these agreements, we do not have any agreements with our officers or employees that provide for a gross-up of taxes.

The Compensation Committee approved the terms of employment and severance agreements with each of our executive officers effective January 1, 2015 based on Longnecker’s analysis of the market. The Compensation Committee believes that offering severance benefits that are payable in the event of a qualifying termination of employment prior to or following a change of control of our company is beneficial in the attraction of key talent at the executive level and also encourages the retention of our officers during the pendency of a potential change of control transaction. The Committee believes that these benefits will serve to enhance stockholder value and align our executive officers’ interests with those of our stockholders. The following summarizes the key terms of the severance and change of control (which are “double trigger” for cash severance payments) provisions of the employment and severance agreements. See “Executive Compensation —Potential Payments upon Termination or Change in Control” for more information regarding, and a quantification of, these benefits.

Severance without Cause or for Good Reason

Position	Years of Covered Term	Severance Multiple of Base Salary	Severance Multiple of Target Bonus	Years of Insurance Benefit Continuation	Accelerated Vesting of Equity
Chief Executive Officer	1.0	2.0	1.0	1.5	No
Other Named Executive Officers	1.0	1.0	1.0	1.5	No

Severance without Cause or for Good Reason after Change of Control

Position	Years of Covered Term	Severance Multiple of Base Salary	Severance Multiple of Target Bonus	Years of Insurance Benefit Continuation	Accelerated Vesting of Equity
Chief Executive Officer	2.0	3.0	1.0	2.0	Yes
Other Named Executive Officers	2.0	2.0	1.0	2.0	Yes

Furthermore, in the event of a change in control of our company unvested shares of restricted stock and unvested company matching contributions to the 401(k) Plan automatically vest. These change in control benefits are included in the underlying plan and grant documents as to vesting. We believe that they are essential elements of our executive compensation package and assist us in recruiting and retaining talented individuals. These change in control provisions are also intended to help ensure that our executives remain with us in the event of a potential change in control of our company and that our executives are not disadvantaged by a change in control of our company. See “Executive Compensation — Potential Payments upon Termination or Change in Control” for a quantification of these benefits.

Policy on Recoupment of Incentive-Based Compensation

To mitigate risks related to our compensation programs, our Compensation Committee has adopted the Whiting Petroleum Corporation Executive Policy on Recoupment of Incentive-Based Compensation, which is also known as a “clawback policy.” The policy applies to all non-equity incentive compensation and equity awards granted on or after February 19, 2014, and has been communicated to “covered executives,” including our named executive officers. Under the policy, if we are required to prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, then we will have the right, to the extent permitted by governing law, to take appropriate action to recoup all or part of any incentive award that we actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or number under the express terms of the incentive award based on the financial results after the restatement. The amount of non-equity incentive compensation to be recovered will be the excess of the amount actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the amount that would have been paid had the amount been calculated on the basis of the financial results giving effect to the restatement. The amount of any equity award to be recovered will be the excess of the number of shares of our common stock (or equivalent value) actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the number of shares (or equivalent value) that would have been paid had the number been calculated on the basis of the financial results giving effect to the restatement.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance. The stock ownership guidelines for our named executive officers are determined as a multiple of the officer’s base salary. Following a review of market practices, the Compensation Committee recommended, and the Board approved, an increase effective January 1, 2016 in the shares of our common stock our chief executive officer is required to hold from a value equal to at least three times his annual base salary to at least six times his annual base salary. Each of the other named executive officers are required to hold shares of our common stock with a value equal to two times his annual base salary. Named executive officers are required to achieve the applicable level of ownership within three years of the date the person was initially designated a named executive officer. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the officer, and (ii) shares held in trust for the benefit of the officer. Unexercised and/or unvested equity awards do not count towards satisfaction of the guidelines. The value of a share will be measured on January 1 of each year as the average month end closing price for the 12 months preceding the date of calculation. Executive officers who are subject to our stock ownership guidelines are required to hold 100% of the shares vested or acquired under equity awards granted by us until the ownership guidelines are satisfied. All of the named executive officers currently own a sufficient number of shares of our common stock to satisfy the guidelines, except Mr. Hagist who is within the three year attainment period as an executive officer of the Company.

Policy Prohibiting Pledging and Hedging Shares of Stock

Our Board has adopted a policy prohibiting our executive officers and directors from pledging or hedging shares of our stock.

Accounting and Tax Treatment of Compensation

We account for our restricted stock and stock options grants in accordance with the requirements of FASB ASC Topic 718, which requires us to estimate and record an expense over the service or vesting period of the award. The Compensation Committee considers these requirements when determining annual grants of equity awards.

Section 162(m) of the Internal Revenue Code limits our income tax deduction for compensation paid to each of the named executive officers to $1 million, subject to several exceptions. Although our Compensation Committee considers the impact of Section 162(m) when developing and implementing our executive compensation program, we believe that it is important to preserve flexibility in designing compensation programs in order to retain and motivate superior executive talent. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. We have reviewed and amended our compensation plans and agreements with the intention that they be compliant with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” with management and, based on such review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K.

Thomas L. Aller, Chairperson

Carin S. Knickel

Michael B. Walen

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Aller, Hahne and Walen and Ms. Knickel served on the Compensation Committee of our Board. None of such persons has served as an employee or officer of ours. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Executive Compensation Tables

Summary Compensation Information

The following table sets forth information concerning the compensation earned in respect of the 2015, 2014 and 2013 fiscal years by our chief executive officer, our chief financial officer and each of our three other most highly compensated executive officers. We refer to the persons named in the table in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
James J. Volker	2015	800,000	7,695,000	500,000	2,292	8,997,292
Chairman, President and	2014	800,000	5,200,000	6,653,612	2,289	12,655,901
Chief Executive Officer	2013	775,000	4,600,000	4,720,368	2,289	10,097,657
Michael J. Stevens	2015	460,000	2,565,000	368,000	21,115	3,414,115
Senior Vice President and	2014	440,000	2,080,000	2,957,843	20,612	5,498,455
Chief Financial Officer	2013	415,000	1,850,000	2,182,730	20,612	4,468,342
Mark R. Williams	2015	450,000	2,283,000	324,000	21,115	3,078,115
Senior Vice President,	2014	417,500	1,940,000	3,049,366	20,612	5,427,478
Exploration and Development	2013	345,000	1,450,000	2,202,516	20,578	4,018,094
Rick A. Ross	2015	450,000	2,180,000	324,000	21,115	2,975,115
Senior Vice President, Operations	2014	417,500	1,400,000	2,705,723	20,612	4,543,835
Peter W. Hagist	2015	440,000	1,539,000	316,800	21,115	2,316,915
Senior Vice President, Planning	2014	407,500	1,100,000	2,679,774	20,612	4,207,886

(1)	Reflects the full grant date fair value of restricted stock granted in 2015, 2014 and 2013 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 9 to our audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2016. The remaining two-thirds of the unvested performance-based restricted stock awards granted in 2013 did not vest and were forfeited. See “Grants of Plan-Based Awards” Table for more information regarding awards of restricted stock.

(2)	For 2015, reflects the cash bonus earned for 2015, subject to the exercise of negative discretion by our Compensation Committee, and paid in 2016 under our short-term incentive plan.
(3)	For 2014, reflects the dollar amount that we paid for the fair market value of interests in our Production Participation Plan as a result of the Board terminating the Production Participation Plan on June 11, 2014 effective December 31, 2013.
(3)	For 2013, reflects the dollar amount we paid under our Production Participation Plan with respect to proceeds from sales of interests in proved and non-proven reserves as well as our production income from oil and natural gas wells attributable to all plan years in which each named executive officer had an allocated interest under the Production Participation Plan. Approximately 40% to 43% of the aggregate 2013 annual payment to the named executive officers was attributable to proceeds from our sale during 2013 of the Postle and NE Hardesty fields and Big Tex prospect.
(4)	These amounts include long term disability, accidental death and dismemberment and life insurance premiums paid by us for each of Messrs. Volker, Stevens, Williams, Ross and Hagist in the amounts of $2,292, $3,115, $3,115, $3,115 and $3,115, respectively, for 2015. These amounts also include matching contributions we made under our 401(k) Employee Savings Plan to each of Messrs. Stevens, Williams, Ross and Hagist in the amount of $18,000 in 2015.
(5)	We limit the perquisites that we make available to our executive officers, who are entitled to few benefits that are not otherwise available to all our employees, and no such perquisites are included in this table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed $10,000.

Grants of Plan-Based Awards

The following table sets forth information concerning awards made during 2015 to our named executive officers under our short-term incentive plan for 2015 and our 2013 Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Volker	1/8/15				0	121,164	242,328	121,164	7,695,000
	1/8/15	500,000	1,000,000	2,000,000
Michael J. Stevens	1/8/15				0	40,389	80,778	40,389	2,565,000
	1/8/15	230,000	460,000	920,000
Mark R. Williams	1/8/15				0	35,946	71,892	35,946	2,283,000
	1/8/15	202,500	405,000	810,000
Rick A. Ross	1/8/15				0	34,329	68,658	34,329	2,180,000
	1/8/15	202,500	405,000	810,000
Peter W. Hagist	1/8/15				0	24,234	48,468	24,234	1,539,000
	1/8/15	198,000	396,000	792,000

(1)	These amounts represent the threshold, target and maximum awards that each of our named executive officers could have earned under our short-term incentive plan for 2015 as we describe more fully under “Compensation Discussion and Analysis — How We Chose Amounts for Each Element — 2015 Short-Term Incentive Awards.” The amount that each named executive officer earned for 2015 under these awards based on our actual performance for 2015, subject to our Compensation Committee exercising negative discretion, appears in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)

These amounts represent the threshold, target and maximum payouts under the performance-based vesting shares of restricted stock granted to each of the named executive officers in 2015 under our 2013 Equity Incentive Plan. The performance shares have a three-year performance period with cliff vesting. To the extent all or a portion of the awards are not earned at the end of the three years, the portion of the awards not earned will be forfeited. The award payout level is determined based on our three-year total shareholder return (“TSR”) relative to our compensation peer group. The schedule below displays the performance ranking and corresponding payout as a percentage of the executive officer’s performance target. Potential payouts of the awards are designed to range from 0.0x – 2.0x the performance share target based on the three-year TSR performance ranking, as displayed by the following.

	TSR Performance Rank	Percentile Rank Relative to Peers	Percent of Target Payout
Maximum	1	100%	2.00x
	2	93%	1.75x
	3	86%	1.50x
	4	79%	1.35x
	5	71%	1.20x
	6	64%	1.10x
Target	7	57%	1.00x
	8	50%	0.90x
	9	43%	0.75x
	10	36%	0.65x
Threshold	11	29%	0.50x
	12	21%	0.00x
	13	14%	0.00x
	14	0%	0.00x

Holders of performance shares do not receive dividends, if any, until the underlying shares are earned and delivered to them. However, we historically have not paid any cash dividends and do not anticipate paying any cash dividend on our common stock in the foreseeable future. See “Potential Payments Upon Termination or Change in Control — Restricted Stock Agreements” for a description of the terms of the restricted stock triggered upon a change in control of our company.

(3)	These amounts are the number of time-based vesting shares of restricted stock granted to each of the named executive officers in 2015 under our 2013 Equity Incentive Plan. These shares of time-based vesting restricted stock will vest in equal annual installments over a period of three years. Dividends are payable on these shares of unvested restricted stock. However, we historically have not paid any cash dividends and do not anticipate paying any cash dividend on our common stock in the foreseeable future. See “Potential Payments Upon Termination or Change in Control — Restricted Stock Agreements” for a description of the terms of the restricted stock triggered upon a change in control of our company.
(4)	Reflects the grant date fair value of the performance-based vesting shares of restricted stock and time-based vesting shares of restricted stock that we granted in 2015 calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2015 Year-End

The following table sets forth information concerning unexercised stock options that, as of December 31, 2014, were exercisable and unexercisable (unvested) and unvested restricted stock awards, each as held by our named executive officers on December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)(4)
James J. Volker	74,720	—	12.755	2/18/2019	121,164	1,143,788	450,004	4,248,038
	19,290	—	34.31	1/26/2020
	24,890	—	60.285	1/18/2021
	18,352	—	51.22	1/18/2022
Michael J. Stevens	49,906	—	12.755	2/18/2019	40,389	381,272	172,214	1,625,700
	7,716	—	34.31	1/26/2020
	9,370	—	60.285	1/18/2021
	5,540	—	51.22	1/18/2022
Mark R. Williams	2,572	—	34.31	1/26/2020	35,946	339,330	150,918	1,424,666
	7,028	—	60.285	1/18/2021
	4,848	—	51.22	1/18/2022
Rick A. Ross	8,318	—	12.755	2/18/2019	34,329	324,066	115,956	1,094,625
	2,572	—	34.31	1/26/2020
	4,100	—	60.285	1/18/2021
	1,731	—	51.22	1/18/2022
Peter W. Hagist	2,572	—	34.31	1/26/2020	24,234	228,768	91,680	865,459
	3,514	—	60.285	1/18/2021

(1)	Reflects unvested shares of restricted stock held by our named executive officers as of December 31, 2015 that have time-based vesting. These shares will vest on various dates as follows if the named executive officer has remained in continuous employment through each such date:

Name	1/8/16	1/8/17	1/8/18
James J. Volker	40,388	40,388	40,388
Michael J. Stevens	13,463	13,463	13,463
Mark R. Williams	11,982	11,982	11,982
Rick A. Ross	11,443	11,443	11,443
Peter W. Hagist	8,078	8,078	8,078

(2)	Reflects the value of unvested shares of restricted stock held by our named executive officers as of December 31, 2015 measured by the closing market price of our common stock on December 31, 2015, which was $9.44 per share.

(3)	Reflects unvested shares of restricted stock held by our named executive officers as of December 31, 2015 that have performance-based vesting (at target for the performance-based restricted stock awards granted in 2015 that are represented in the table as vesting on January 8, 2018). These shares will vest on various dates as follows if the performance objectives are satisfied and if the named executive officer has remained in continuous employment through each such date:

Name	1/7/16	1/8/16	1/8/17	1/8/18
James J. Volker	133,276	130,376	65,188	121,164
Michael J. Stevens	53,600	52,150	26,075	40,389
Mark R. Williams	42,012	48,640	24,320	35,946
Rick A. Ross	28,974	35,102	17,551	34,329
Peter W. Hagist	26,076	27,580	13,790	24,234

After the December 31, 2015 reporting date of this table, the remaining two-thirds of the unvested performance-based restricted stock awards granted in 2013 that are represented in the table as vesting on January 7, 2016 did not vest due to the fact the performance criteria were not satisfied and all of these shares were forfeited.

(4)	Reflects the value of unvested shares of restricted stock held by our named executive officers as of December 31, 2015 measured by the closing market price of our common stock on December 31, 2015, which was $9.44 per share. This value includes the value of the restricted stock awards granted in 2013 that did not vest and were forfeited (see footnote (3) above), in the aggregate amount of $2.68 million ($1.26 million of which was forfeited by Mr. Volker).

Option Exercises and Stock Vested

None of our named executive officers exercised any options or had any restricted stock awards vest during 2015.

Potential Payments Upon Termination or Change in Control

The following tables disclose potential payments and benefits under our compensation benefit plans and agreements to which the named executive officers in each situation in the tables below assuming that the termination of employment and/or change in control of our company occurred at December 31, 2015, the last business day of our fiscal year, and that our common stock was valued at the closing market price as of that date of $9.44. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control, and therefore the actual amounts would vary from the estimated amounts in the tables below. In addition, the amount of payments and benefits that named executive officers would actually receive may be materially less than the estimated amounts in the tables below because all such amounts in the tables below are on a pre-tax basis.

Descriptions of the circumstances that would trigger payments or benefits to the named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such plans and agreements, as well as other material assumptions we have made in calculating the estimated compensation, follow these tables.

James J. Volker	Termination of by Death or Disability ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control ($)	Change in Control and Termination by Company without Cause or by Executive for Good Reason ($)
Severance	—	—	2,600,000	—	3,400,000
Pro Rata Target Bonus	—	—	1,000,000	—	1,000,000
Vesting of Restricted Stock(1)	—	—	—	5,391,826	5,391,826
Insurance	—	—	48,613	—	64,818

Pre-Tax Total	—	—	3,648,613	5,391,826	9,856,644

(1)	Includes $1,258,125 attributable to the remaining two-thirds of the performance-based restricted stock awards granted in 2013 that did not vest and were forfeited subsequent to December 31, 2015 and, as a result, would not vest upon any change in control.

Michael J. Stevens	Termination of by Death or Disability ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control ($)	Change in Control and Termination by Company without Cause or by Executive for Good Reason ($)
Severance	—	—	920,000	—	1,380,000
Pro Rata Target Bonus	—	—	460,000	—	460,000
Vesting of Restricted Stock(1)	—	—	—	2,006,972	2,006,972
Insurance	—	—	36,660	—	48,880

Pre-Tax Total	—	—	1,416,660	2,006,972	3,895,852

(1)	Includes $505,984 attributable to the remaining two-thirds of the performance-based restricted stock awards granted in 2013 that did not vest and were forfeited subsequent to December 31, 2015 and, as a result, would not vest upon any change in control.

Mark R. Williams	Termination of by Death or Disability ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control ($)	Change in Control and Termination by Company without Cause or by Executive for Good Reason ($)
Severance	—	—	855,000	—	1,305,000
Pro Rata Target Bonus	—	—	405,000	—	405,000
Vesting of Restricted Stock(1)	—	—	—	1,763,996	1,763,996
Insurance	—	—	43,981	—	58,641

Pre-Tax Total	—	—	1,303,981	1,763,996	3,532,637

(1)	Includes $396,593 attributable to the remaining two-thirds of the performance-based restricted stock awards granted in 2013 that did not vest and were forfeited subsequent to December 31, 2015 and, as a result, would not vest upon any change in control.

Rick A. Ross	Termination of by Death or Disability ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control ($)	Change in Control and Termination by Company without Cause or by Executive for Good Reason ($)
Severance	—	—	855,000	—	1,305,000
Pro Rata Target Bonus	—	—	405,000	—	405,000
Vesting of Restricted Stock(1)	—	—	—	1,418,690	1,418,690
Insurance	—	—	51,522	—	68,696

Pre-Tax Total	—	—	1,311,522	1,418,690	3,197,386

(1)	Includes $273,515 attributable to the remaining two-thirds of the performance-based restricted stock awards granted in 2013 that did not vest and were forfeited subsequent to December 31, 2015 and, as a result, would not vest upon any change in control.

Peter W. Hagist	Termination of by Death or Disability ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control ($)	Change in Control and Termination by Company without Cause or by Executive for Good Reason ($)
Severance	—	—	836,000	—	1,276,000
Pro Rata Target Bonus	—	—	396,000	—	396,000
Vesting of Restricted Stock(1)	—	—	—	1,094,228	1,094,228
Insurance	—	—	39,608	—	52,811

Pre-Tax Total	—	—	1,271,608	1,094,228	2,819,039

(1)	Includes $246,157 attributable to the remaining two-thirds of the performance-based restricted stock awards granted in 2013 that did not vest and were forfeited subsequent to December 31, 2015 and, as a result, would not vest upon any change in control.

Executive Employment and Severance Agreements

We entered into an Executive Employment and Severance Agreement (the “Employment Agreement”) with each of our executive officers effective January 1, 2015. The Compensation Committee approved the terms of the Employment Agreement based on its independent compensation consultant’s analysis of the market.

The Employment Agreement has an initial term ending on December 31, 2015 and renews automatically for successive one year terms unless either party provides written notice to the other party at least 180 days prior to the end of a term. The Employment Agreement provides that the executive officer is entitled to a base salary as in effect on the date of the Employment Agreement, subject to increase, but not decrease, as may be determined by the Compensation Committee, and to participate in cash and equity incentive plans and employee benefit plans that we generally provide to our senior executives. The Employment Agreement also provides that the executive officer is entitled to certain severance payments and other benefits upon a qualifying employment termination, including after we experience a Change of Control (as defined below).

If such executive officer’s employment is terminated without Cause (as defined below) or for Good Reason (as defined below) prior to the end of the employment term, the executive officer will be entitled to accrued but unpaid benefits, including a pro rata portion of the current year’s target annual bonus, and a lump sum severance benefit equal to the executive officer’s base salary multiplied by one, or two in the case of the Chief Executive Officer, plus the target bonus for the year in which the termination occurs. If such termination occurs within two years following a Change of Control, the multiplier of base salary described in the previous sentence is increased to two, or three in the case of the Chief Executive Officer. Due to Section 409A of the Internal Revenue Code, the severance payment will not be paid to the executive officer until six months after the executive officer’s termination except in certain circumstances. Additionally, until the earlier of 18 months following a qualified termination (or 24 months if such termination follows a Change of Control) or such time as the executive officer has obtained new employment and is covered by benefits at least equal in value, such executive officer will continue to be covered, at our expense, by the same or equivalent life insurance, hospitalization, medical, dental and vision coverage as such executive officer received prior to termination. To receive the foregoing benefits, the executive officer must execute and deliver to us (and not revoke) a general release of claims.

The Employment Agreement also provides an executive officer with the following after a Change of Control has occurred: (i) the executive officer’s employment term is automatically extended for a two-year period; (ii) accelerated vesting of the executive officer’s restricted stock, stock options and performance shares; (iii) the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the Change of Control; and (iv) participation in salaried and executive officer benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The Employment Agreement also provides that, upon a termination after a Change of Control, if any portion of the executive officer’s termination payment would constitute an “excess parachute payment,” then the termination payment made to the executive officer will either be made in full or reduced to the greatest amount such that no portion of the termination payment would be subject to excise tax, whichever results in the receipt by the executive officer of the greatest benefit on an after-tax basis. The Employment Agreements do not provide for an excise tax gross-up payment.

The Employment Agreement also provides that the executive officer is subject to a customary confidentiality covenant and, for one year following termination of employment (or two years if the termination is after a Change of Control), customary covenants not to solicit and not to compete with our business in our material plays or fields.

“Change of Control” is defined in the Employment Agreements as the occurrence any of the following:

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing at least 20% of the combined voting power of our outstanding voting securities;

•

individuals who were directors as of the date of the Employment Agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of the Employment Agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors;

•	we consummate a merger, consolidation or share exchange with any other corporation, except for certain transactions that do not result in another person acquiring control of us; or

•	we are liquidated or dissolved or, with certain exceptions, sell all or substantially all of our assets.

“Cause” is defined in the Employment Agreements as a good faith finding by the board of directors that the executive officer has:

•	failed, neglected, or refused to perform the lawful employment duties related to his position or that we have assigned to him (other than due to disability);

•	committed any willful, intentional, or grossly negligent act having the effect of materially injuring our interest, business, or reputation;

•

violated or failed to comply in any material respect with our published rules, regulations, or policies and such violation or failure has the effect of materially injuring the our interest, business, or reputation;

•	committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty;

•	misappropriated or embezzled any of our property (whether or not an act constituting a felony or misdemeanor); or

•	breached any material provision of the Employment Agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with us.

“Good Reason” is defined in the Employment Agreements as the occurrence of any of the following without the executive officer’s consent:

•	a material diminution in the executive officer’s authority, duties or responsibilities;

•	a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report;

•	a material diminution in the budget over which the executive officer retains authority;

•	a material change in the geographic location at which the executive officer must perform services; or

•	we materially breach any provision of the Employment Agreement.

Restricted Stock Agreements

When we make grants of restricted stock under our Equity Incentive Plan to our executive officers, including the named executive officers, we enter into restricted stock agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company. If an executive officer ceases to be employed by us for any reason, including death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited. Effective upon a change in control of our company, the shares of restricted stock will fully vest and the restrictions imposed on the restricted stock will immediately lapse. “Change in control” is defined in our Equity Incentive Plan the same as in the Employment Agreements.

The amounts in the tables above include the value attributable to unvested restricted stock held by our named executive officers valued at the closing price of our common stock on December 31, 2015. Subsequent to December 31, 2015, the remaining two-thirds of the unvested performance-based restricted stock awards granted in 2013 did not vest and were forfeited and, as a result, would not vest upon any change in control (see footnotes (3) and (4) to the table captioned “Outstanding Equity Awards at 2015 Year-End”).

Proposal 2 — Advisory Vote on the Compensation of Our Named Executive Officers

The Board proposes that our stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation Tables” contained in this proxy statement.

Executive compensation is an important matter to us, our Board, our Compensation Committee and our stockholders. At the 2011 meeting, we also held a non-binding, advisory stockholder vote on the frequency of future advisory stockholders votes on the compensation of our named executive officers. In keeping with the recommendation of the Board, our stockholders expressed a preference that advisory stockholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Board determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders again to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation Tables” contained in this proxy statement.

As we describe in detail under “Compensation Discussion and Analysis,” we have designed our executive compensation programs to advance the core principles of supporting our business strategy of achieving meaningful growth in free cash flow, production of oil and natural gas and proved reserves of oil and natural gas and increasing long-term value appreciation in our common stock. We utilize our executive compensation program to attract and retain highly qualified and experienced employees, motivate them to achieve and advance and reward them for outstanding performance.

The Compensation Committee has overseen the development and implementation of our executive compensation program in line with these core compensation principles. The Compensation Committee also continuously reviews, evaluates and updates our executive compensation program to seek to provide rewards for individual performance compared to goals established by our chief executive officer in the annual performance appraisal for each named executive officer other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer and corporate results and encourage an ownership mentality among our executives and other key employees.

The Compensation Committee took actions to significantly revise our executive compensation program for 2015 in response to stockholder feedback as described in “Compensation and Analysis — Engagement with Our Stockholders to Develop Executive Compensation Program for 2015” and “Compensation Discussion and Analysis — Our Response to Stockholder Feedback: Significant Changes to Our Executive Compensation Program for 2015.” The Compensation Committee’s compensation actions demonstrate our continued commitment to align executive compensation with stockholders’ interests while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to continually seek the long-term success of our company and generate increased long-term value to our stockholders.

The Board and the Compensation Committee request the support of our stockholders for the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote on the compensation of our named executive officers gives our stockholders the opportunity to make their opinions known about our executive compensation programs. As we seek to align our executive compensation program with the interests of our stockholders while continuing to retain key talented executives that drive our company’s success, we ask that our stockholders approve the compensation of our named executive officers as disclosed in this proxy statement.

This vote on the compensation of our named executive officers is advisory and not binding on us, the Board or the Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and the Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

The Board recommends a vote FOR the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the accompanying compensation tables under “Executive Compensation” contained in this proxy statement.

AUDIT MATTERS

Audit Committee Report

The Audit Committee provides the following report:

•

We discussed with the independent auditors their independence and the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board. The independent auditors provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee.

•

Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2015, the related audit report, the related certifications of the Company’s chief executive officer and chief financial officer, and the applicable management’s discussion and analysis. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the fairness of the presentation of audited financial statements in conformity with accounting principles generally accepted in the United States.

•

We recommended to the Board, based on the reviews and discussions described above, that the material reviewed above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Philip E. Doty, Chairperson

Thomas L. Aller

Michael B. Walen

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as our independent auditors since 2003 and the Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2016. The Board recommends to the stockholders the ratification of the selection of Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for 2016.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will, in its discretion, consider whether or not to retain Deloitte & Touche LLP or to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of us and our stockholders.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees and Services

The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the years ended December 31, 2015 and 2014 and fees for other permitted services rendered by Deloitte & Touche LLP during those periods:

	2015	2014
Audit Fees	$1,110,000	$810,000
Audit-Related Fees(1)	696,245	567,290
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,806,245	$1,377,290

(1)	For 2015, fees related to the audit of our 401(k) Plan, work performed in connection with registration statements and oil and gas property acquisitions. For 2014, fees related to the audit of our 401(k) Plan, work performed in connection with registration statements and joint proxy statement filings, and an agreed-upon procedures engagement.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may delegate authority to one or more of its members when appropriate to grant such pre-approvals, provided that decisions of such member or members to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In addition, the Audit Committee pre-approves particular services, subject to certain monetary limits, after the Audit Committee is presented with a schedule describing the services to be approved. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

OTHER PROPOSALS

Proposal 4 — Approval of an Amendment to Our Certificate of Incorporation to Declassify Our Board of Directors and Provide for the Annual Elections of Directors

We are asking our stockholders to adopt and approve an amendment to our certificate of incorporation to declassify our Board and provide for the annual election of directors. Our Board has unanimously approved the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A.

Our certificate of incorporation currently provides that the Board shall be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Any additional director of any class elected to fill a newly created Board seat or a vacancy in that class holds office for a term that coincides with the remaining term of that class.

In determining whether to propose declassification of the Board, our Board carefully reviewed the various arguments for and against a classified board structure. The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective and reducing our vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Our Board believes that implementing annual elections for all directors is consistent with our stockholder’s expectations and our ongoing commitment to corporate governance “best practices” where the Board believes that the same are in the best interests of our stockholders. In view of the considerations described above, our Board has unanimously determined that it is in our and the stockholders’ best interests to eliminate the classified structure as proposed.

To comply with Delaware law, the amendment to our certificate of incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2016 annual meeting of stockholders). The amendment provides that directors who have been or will be elected to three-year terms prior to the 2017 annual meeting of stockholders will complete those terms. Beginning with the 2017 annual meeting of stockholders, and at all annual meetings thereafter, directors whose terms are expiring will be subject to election for a one-year term expiring at the next annual meeting. As a result, directors whose terms expire in 2017, 2018 and 2019 will first be elected for one-year terms beginning in those respective years. Beginning with the 2019 annual meeting of stockholders, the entire board of directors will be elected annually.

In addition, under our certificate of incorporation, our directors are currently removable only “for cause” by the affirmative vote of the holders of 70% of the outstanding shares entitled to vote at an election of directors, and our stockholders are currently precluded from removing any director from office without cause. If the proposed amendment to our certificate of incorporation is approved, our certificate of incorporation would continue to provide that until the 2019 annual meeting of stockholders, a director may be removed by the stockholders only “for cause.” Consistent with Delaware law, our certificate of incorporation would further provide that following the 2019 annual stockholder meeting (at which point the Board will be fully declassified), a director may be removed by our stockholders, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

If the amendment to the certificate of incorporation is approved by our stockholders, it will become effective upon filing a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which filing we expect to make soon after the Annual Meeting. If the proposed amendment is not adopted and approved, our Board will remain classified.

In addition, the Board, has provisionally approved amendments to our by-laws subject to stockholder approval of the amendment to our certificate of incorporation to implement the proposed declassification of the Board by providing that directors will be elected and may only be removed in accordance with the certificate of incorporation. The amendments to our by-laws do not require any stockholder action. If the stockholders do not approve the amendment to our certificate of incorporation, then the amendments to our by-laws will not take effect.

The Board recommends a vote FOR the approval of an amendment to our certificate of incorporation to declassify our Board of Directors and provide for the annual election of directors.

Proposal 5 — Approval of an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

We are asking our stockholders to adopt and approve an amendment to our certificate of incorporation to increase our number of authorized shares of common stock from 300,000,000 to 600,000,000. Our Board has unanimously approved the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The proposed amendment will not increase our number of authorized shares of preferred stock. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix B.

The Board believes that the proposed increase in the number of authorized shares of common stock is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have similar effect, stock-based acquisitions, stock splits and dividends, equity compensation awards or other corporate purposes. The proposed amendment will allow us to accomplish these objectives. We do not have any current plans for use of the additional common stock proposed to be authorized. However, by approving this increase now, in advance of any specific need, we believe we will be able to act in a timely manner when such a need arises or the Board believes that it is in the best interests of our company and our stockholders to take action, without the delay and expense that would be required at that time in obtaining stockholder approval of such an increase at a special meeting of stockholders.

We have historically issued common stock for the following purposes:

•	To finance the development and acquisition of oil and natural gas reserves;

•	To repay our outstanding debt that had previously been incurred to finance the development and acquisition of oil and natural gas reserves; and

•	To compensate, attract and retain our employees and directors through participation in our equity compensation plans.

We recently issued or reserved for issuance a large number of shares of our common stock for the following purposes:

•	In December 2014, we issued 47,546,139 shares of common stock in connection with the acquisition of Kodiak Oil & Gas Corp.;

•

In March 2015, we completed a public offering of common stock, which resulted in the issuance of 37,000,000 shares for net proceeds of approximately $1.0 billion, which we used to repay a portion of the debt outstanding under our credit agreement;

•

In March 2015, we issued $1.25 billion of 1.25% Convertible Senior Notes due April 2020 for net proceeds of $1.2 billion, which we used to repay a portion of the debt outstanding under our credit agreement. We reserved 41,666,666 shares of common stock for issuance upon conversion of such Convertible Senior Notes; and

•

In March 2016, we issued $476.7 million aggregate principal amount of new unsecured convertible notes (the “New Convertible Notes”) in exchange for the same aggregate principal amount of our outstanding unsecured notes pursuant to separate privately negotiated exchange agreements. We reserved 41,838,561 shares of common stock for issuance upon conversion of the New Convertible Notes.

We currently have 300,000,000 shares of authorized common stock. As of the March 22, 2016 record date, there were 209,873,574 shares of common stock issued and outstanding, 41,666,666 shares of common stock reserved for issuance upon conversion of our 1.25% Convertible Senior Notes and 41,838,561 shares of common stock reserved for issuance upon conversion of the New Convertible Notes. We also had 581,967 shares of common stock reserved for issuance upon exercise of outstanding options under our stockholder-approved 2013 Equity Incentive Plan and 609,558 shares of common stock reserved for issuance in connection with future awards available for grant under our stockholder-approved 2013 Equity Incentive Plan as of January 31, 2016. As a result, as of the March 22, 2016 record date, we had only approximately 5,429,674 authorized shares of common stock that were not reserved and that we may issue for any future business purposes.

The additional common stock proposed to be authorized will have rights identical to, and have the same rights and privileges as, our currently authorized and outstanding common stock. Under our certificate of incorporation, stockholders do not have preemptive rights to subscribe to additional shares of common stock that we may issue. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. Use of the additional shares proposed to be authorized will not require stockholder approval unless required under Delaware corporate law or by the rules of any national securities exchange on which our common stock is then listed.

The Board does not intend to issue any shares of common stock except for purposes and on terms that the Board believes to be in the best interests of our stockholders and our company. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of common stock or other securities convertible into common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized common stock could also make more difficult or discourage attempts to obtain control of our company, thereby having an anti-takeover effect. The increase in authorized shares of common stock is not being proposed in response to any known threat to acquire control of our company.

If the amendment to the certificate of incorporation is approved by our stockholders, it will become effective upon filing a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which filing we expect to make soon after the Annual Meeting.

The Board recommends a vote FOR the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock.

Proposal 6 — Approval of an Amendment and Restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan

Summary and Background

We are asking our stockholders to approve the Whiting Petroleum 2013 Equity Incentive Plan, as amended and restated (the “Equity Plan”). The Plan was approved by our stockholders and became effective on May 7, 2013. On February 18, 2016, the Board approved the amendment and restatement of the Equity Plan, subject to the approval of our stockholders at the Annual Meeting, to increase the total number of shares of common stock available for issuance under the Equity Plan by 5,500,000 shares and to make certain other changes described below. A copy of the Equity Plan as amended and restated is attached to this proxy statement as Appendix C. In the event the amendment and restatement of the Equity Plan is not approved by our stockholders at the Annual Meeting, the Equity Plan as in effect prior to its amendment and restatement will remain in full force and effect.

As we describe in “Executive Compensation — Compensation Discussion and Analysis,” long-term performance incentives, primarily consisting of restricted stock, are important components of our overall compensation program. Awards of restricted stock encourage our executive officers to have an ownership mentality and align their interests with stockholder interests by having a continuing stake in the success of our company and the long-term value appreciation in our common stock. In particular, the performance-based restricted stock encourages our executive officers to continue performance that results in stock appreciation above rates experienced by our peer group.

The Board recommends a vote FOR the approval of an amendment and restatement of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

Updated Share Information and Burn Rate

As of January 31, 2016, there remained a total of 609,588 shares available under the Equity Plan, before any increase in available shares takes effect. As of January 31, 2016, there were outstanding awards under the Equity Plan relating to 6,068,586 shares, consisting of (i) options to purchase 581,967 shares with a weighted average exercise price of $41.35 and an average remaining term of 5.53 years and (ii) 5,486,619 full value award shares.

Our burn rate for each of the last three years was as follows:

	Stock Options Granted	Full-Value Shares(1)	Total Granted(2)	Weighted Average Number of Shares Outstanding	Burn Rate
2015	0	824,412	824,412	195,471,626	0.42%
2014	0	529,030	529,030	122,138,000	0.43%
2013	0	397,391	397,391	118,260,000	0.34%

(1)	Consists of (i) time-based restricted share awards granted during the year and (ii) performance-based share awards earned during the year. The number of equity awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us.
(2)	This number does not include any multiplier for full-value awards.

Authorized Shares and Stock Price

Our certificate of incorporation currently authorizes the issuance of 300,000,000 shares of common stock. See “Other Proposals — Proposal 5 — Approval of an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock” for description of the proposal to increase the number of authorized shares of common stock to 600,000,000. There were 209,873,574 shares of our common stock issued and outstanding as of the March 22, 2016 record date, and the market value of a share of our common stock as of that date was $8.16.

Summary of the Terms of the Incentive Plan

The following is a summary of the material provisions of the Equity Plan as amended and restated. This summary is qualified in its entirety by reference to the full and complete text of the Equity Plan. Any inconsistencies between this summary and the text of the Equity Plan will be governed by the text of the Equity Plan.

Purpose

The purpose of the Equity Plan is to promote our best interests and the best interests of our stockholders by providing our key employees and non-employee directors with an opportunity to acquire a proprietary interest in our company, receive monetary payments based on the value of our shares or receive other incentive compensation. The Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by directors who are not our employees or employees of our affiliates, we seek to attract and retain on the Board persons of exceptional competence and to provide further incentive to serve as a director of our company.

Administration and Eligibility

The Equity Plan is required to be administered by a committee of the Board consisting of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has been designated as the current administrator of the Equity Plan, which we refer to in this section as the “Committee.” Among other functions, the Committee has the authority to select key employees and non-employee directors of our company and its affiliates to be participants under the Equity Plan; to determine the types of awards to be granted to participants and the number of shares covered by or the amount of cash to be earned pursuant to such awards; to set the terms and conditions of such awards; to determine whether, to what extent and when awards may be settled in cash or shares; to determine whether, to what extent and when cash, shares and other awards may be deferred; and to establish, amend or waive rules for the administration of the Equity Plan.

Any of our or our affiliates’ key employees, including executive officers or employee-directors, are eligible to be granted awards by the Committee under the Equity Plan. Key employees are defined as any of our or our affiliates’ officers or other key employees who are responsible for or contribute to the management, growth or profitability of our business or the business of our affiliates, as determined by the Committee. As of December 31, 2015, approximately 1,200 employees were eligible to participate in the Equity Plan. Our seven non-employee directors are also eligible to participate in the Equity Plan.

Awards Under the Equity Plan; Available Shares

The Equity Plan authorizes the Committee to grant to key employees:

•	stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance shares and performance units; and

•	annual incentive awards and long-term incentive awards.

The Committee may grant non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee directors.

Under the Equity Plan prior to its amendment and restatement, an aggregate of 5,300,000 shares of our common stock, plus any shares subject to awards granted under the 2003 Equity Incentive Plan (the “Prior Plan”)

that would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration), were reserved for issuance, subject to adjustment as described below. The Equity Plan also authorizes for issuance a number of shares sufficient to satisfy the awards we assumed in connection with our acquisition of Kodiak Oil & Gas Corp. in December 2014. The Equity Plan as amended and restated provides that, subject to adjustment as described below, as of the date that our stockholders approve the Equity Plan as amended and restated, an aggregate of 5,500,000 shares of our common stock, plus the number of shares of our common stock issuable under awards outstanding under the Equity Plan as of such date, plus the number of shares available for issuance under the Equity Plan that have not been made subject to an outstanding award as of such date, plus any shares subject to awards granted under the Prior Plan that would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration), will be reserved for issuance under the Equity Plan.

All of the shares may be issued pursuant to the exercise of incentive stock options. If (1) an award lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (2) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to the shares covered by the award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (3) shares are forfeited under an award or (4) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, then the shares will be recredited to the Equity Plan’s reserve and may again be used for new awards under the Equity Plan, but shares recredited to the Equity Plan’s reserve pursuant to clause (4) may not be issued pursuant to incentive stock options. However, in no event may the following shares be recredited to reserve: shares tendered in payment of the exercise price of an option; shares withheld to satisfy federal, state or local tax withholding obligations; shares purchased by us using proceeds from option exercises; and shares subject to a stock-settled stock appreciate right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise.

Any shares delivered pursuant to an award may be either authorized and unissued shares of common stock or treasury shares.

Terms of Awards

Performance Goals

The Committee may make any of the awards under the Equity Plan subject to achievement of performance goals and has the discretion to choose among the selected performance goals. Under the terms of the Equity Plan, the Committee may select from the following performance goals:

•	return on equity,

•	return on investment,

•	return on net assets,

•	return on revenues,

•	operating income,

•	performance value added,

•	pre-tax profits,

•	net income,

•	net earnings per share,

•	working capital as a percent of net sales,

•	net cash provided by operating activities,

•	market price per share of common stock,

•	market price per share of common stock in comparison with peers,

•	total stockholder return,

•	cash flow or cash flow per share,

•	reserve value or reserve value per share,

•	net asset value or net asset value per share,

•	production volumes,

•	reserve addition, and

•	finding and development costs.

As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Committee at the time of granting the award. The Committee may, at the time of establishing the performance goal or at the time of measuring performance, exclude the effects of excluded items specified in the Equity Plan; provided that with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. The Committee may also provide for other adjustments to performance goals in the award agreement or plan document evidencing any award at the time the award is granted, except that, with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Options

The Committee may grant non-qualified stock options to non-employee directors and non-qualified stock options and incentive stock options to key employees, provided that, under the Equity Plan as amended and restated, during any calendar year, no individual key employee may be granted options to purchase in excess of 900,000 shares of common stock and no non-employee director may be granted options to purchase in excess of 100,000 shares of common stock (subject in each case to adjustment as described below). The Committee will determine the exercise price per share of common stock subject to options granted under the Equity Plan, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of any option granted under the Equity Plan will be determined by the Committee, provided that the term of any option may not exceed ten years from the date of its grant. Options granted under the Equity Plan will become exercisable in the manner, at the times and in the amounts determined by the Committee, except that no award of stock options may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan). Participants may exercise options by payment in full of the exercise price, at the discretion of the Committee, in cash or by tendering shares of common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the Equity Plan must comply with Section 422 of the Code.

Stock Appreciation Rights

The Committee may grant stock appreciation rights to key employees and non-employee directors, provided that, under the Equity Plan as amended and restated, during any calendar year, no individual key employee may be granted stock appreciation rights with respect to more than 900,000 shares of common stock and no non-employee director may be granted stock appreciation rights with respect to more than 100,000 shares of common stock (in each case subject to adjustment as described below). A stock appreciation right granted under the Equity Plan will confer on the holder a right to receive, upon exercise of the stock appreciation right, the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the stock appreciation right as specified by the Committee. The grant price of a stock appreciation right under the Equity Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant. At the time of grant, the Committee will determine the term of any stock appreciation right granted under the Equity Plan, provided that the term may not exceed ten years from the date of grant. The Committee will also determine the price, term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of common stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the Equity Plan, except that no award of stock appreciation rights may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan).

Restricted Stock

The Committee may grant shares of restricted stock to key employees and non-employee directors, provided that, under the Equity Plan as amended and restated, during any calendar year, no key employee may be granted more than 600,000 shares of restricted stock and no non-employee director may be granted more than 100,000 shares of restricted stock (in each case subject to adjustment as described below). Shares of restricted stock granted to key employees and non-employee directors under the Equity Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote the shares or receive dividends on the shares. The restrictions imposed on the shares may lapse separately or in combination at the times and in the amounts as the Committee determines, except that no award of restricted stock may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan). Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited by the key employee or non-employee director.

Restricted Stock Units

The Committee may grant restricted stock units to key employees and non-employee directors, provided that, under the Equity Plan as amended and restated, during any calendar year, no key employee may be granted more than 600,000 restricted stock units and no non-employee director may be granted more than 100,000 restricted stock units (in each case subject to adjustment as described below). Restricted stock units granted to key employees and non-employee directors under the Equity Plan will be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at the times and in the amounts as the Committee determines, except that no award of restricted stock units may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan). Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all unvested restricted stock units will be forfeited by the key employee or non-employee director.

Performance Shares and Performance Units

The Committee may grant performance shares and/or performance units to key employees, provided that no key employee may receive, during any calendar year, more than 600,000 performance shares, more than 600,000 performance units the value of which is based on the fair market value of a share of our common stock, or performance units the value of which is not based on the fair market value of a share of our common stock that would pay more than $3,000,000, under the Equity Plan (subject to adjustment as described below). The Committee will determine and/or select the applicable performance period, the performance goals (and the performance levels related to these goals) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance level for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock or restricted stock units received upon payment of performance shares or performance units if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares or performance units, except that no award of performance shares or performance units may have a vesting period shorter than one year (other than awards that, in combination with all other awards with a vesting period shorter than one year, do not exceed 5% of the total shares authorized under the Equity Plan).

Following completion of the applicable performance period, payment on performance shares and/or performance units granted to and earned by key employees will be made in shares of common stock (which, at the discretion of the Committee, may be shares of restricted stock), cash or restricted stock units with an aggregate fair market value equal to the value of the earned performance shares and/or performance units at the close of the applicable performance period. Key employees will have no voting rights with respect to the performance shares or the shares underlying performance units held by them during the applicable performance period.

Annual and Long-Term Incentive Awards

The Committee may grant annual or long-term incentive awards to key employees, provided that no key employee may receive, during any calendar year, an annual incentive award that would pay more than $3,000,000 or a long-term incentive award that would pay more than $6,000,000 under the Equity Plan. The Committee determines all terms and conditions of such awards, including the performance goals, performance period, potential amount payable and timing of payment; but the Committee must require that payment of at least a portion of the amount subject to the award is contingent on the achievement of one or more performance goals during a specified period and the performance period relate to a period of one fiscal year of our company (except where the award is made to a newly hired or promoted individual) for an annual incentive award and a period of more than one fiscal year of our company for a long-term incentive award. Annual and long-term incentive awards are payable in cash.

Adjustments and Change in Control Provisions

If (i) we are involved in a merger or other transaction in which shares of our common stock are changed or exchanged; (ii) we subdivide or combine the shares of our common stock or we declare a dividend payable in shares of our common stock, other securities or other property; (iii) we effect a cash dividend the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving the shares of our common stock; or (iv) any other event occurs that, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan, then the Committee will adjust as applicable (a) the number and type of shares of our common stock subject to the Equity Plan, and which may after the event be made the subject of awards; (b) the number and type of shares of our common stock subject to outstanding awards; (c) the grant, purchase, or exercise price with respect to any award; and (d) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Section 162(m) of the Code to lose its status as such, the performance goals of an award.

If the Committee deems appropriate, it may provide for a cash payment to the holder of an outstanding award in exchange for cancellation of some or all of the award (without the consent of the holder of the award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective) or in lieu of any or all of the foregoing adjustments; except that no adjustment will be made with respect to awards of incentive stock options to the extent that such adjustment would cause the Equity Plan to violate Section 422(b) of the Code; and the number of shares of common stock subject to any award payable or denominated in shares of our common stock will always be a whole number. In the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Committee may substitute, on an equitable basis as the Committee determines, for each share then subject to an award and the shares subject to the Equity Plan (if the Equity Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of shares are or will be entitled in respect of each share pursuant to the transaction. In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares of our common stock (including a reverse stock split), if no action is taken by the Committee, adjustments that are proportionate will automatically occur as of the date of the stock dividend or subdivision or combination.

In order to preserve a participant’s rights under an award in the event of a change in control, the Committee in its discretion may, at the time an award is granted or at any time thereafter, take one or more of the following actions with respect to a change in control: (i) provide for the acceleration of any time period relating to the award or the exercise of the award in connection with a change in control; (ii) provide for the cancellation of the award upon or immediately prior to the change in control in exchange for an amount of cash or other property equal to the value of the award or the value that could have been received upon the exercise of the award had the award then been vested and/or exercisable; (iii) adjust the terms of the award in the manner determined by the Committee to be appropriate to reflect the change in control; (iv) cause the award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of our company in connection with a change in control.

For purposes of the Equity Plan, a “change in control” is defined as any of the following events:

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing at least 20% of the combined voting power of our outstanding voting securities;

•

individuals who were directors as of the original effective date of the Equity Plan and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the effective date of the Equity Plan or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors;

•	we consummate a merger, consolidation or share exchange with any other corporation, except for certain transactions that do not result in another person acquiring control of us; or

•	we are liquidated or dissolved or, with certain exceptions, sell all or substantially all of our assets.

Limits on Transferability

Except as otherwise provided by the Committee, no award granted under the Equity Plan (other than an award of restricted stock on which the restrictions have lapsed or an award of restricted stock units which have vested) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Dividend Equivalents

In addition to awards granted under the Equity Plan, the Committee may grant dividend equivalents to key employees and non-employee directors, entitling the participants to receive cash equal to cash dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may only be granted in connection with “full value” awards granted to key employees or non-employee directors under the Equity Plan. For this purpose, a “full-value” award includes restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share) and any other similar award under which the value of the award is measured as a full value of a share, rather than the increase in the value of a share. Dividend equivalents on performance shares and performance units will be earned only to the extent the related performance shares or performance units are also earned.

No Repricing or Backdating of Options or Stock Appreciation Rights

Except for certain adjustments discussed above, neither the Committee nor any other person may decrease the exercise or grant price for any outstanding option or stock appreciation right after the date of grant, cancel an outstanding option or stock appreciation right in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the shares subject to such option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares) or allow a participant to surrender an outstanding option or stock appreciation right as consideration for the grant of a new option or stock appreciation right with a lower exercise price. In addition, the Committee may not make a grant of an option or stock appreciation right with a grant date that is effective prior to the date the Committee takes action to approve such award.

Amendment and Termination

Except as otherwise provided in the Equity Plan, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Equity Plan. Approval by the Board will be required for any such action to the extent we determine such approval is required by: (i) prior action of the Board, (ii) applicable corporate law, or (iii) any other applicable law. Stockholder approval of any amendment of the Equity Plan will also be obtained to the extent we determine such approval is required by: (i) Section 16 of the Securities and Exchange Act of 1934, (ii) the Code, (iii) the listing requirements of any principal securities exchange or market on which the shares are then traded, or (iv) any other applicable law. Stockholder approval is also required for any of the following Equity Plan amendments: (i) an amendment to materially increase any number of shares or limits specified in the Equity Plan (except as contemplated by the adjustment provisions of the Equity Plan), (ii) an amendment to expand the group of individuals that may become participants, or (iii) an amendment that would diminish the protections afforded by the anti-repricing and anti-backdating provisions of the Equity Plan or that would materially change the minimum vesting and performance requirements of an award as required in the Equity Plan.

Termination of the Equity Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Equity Plan except as they may lapse or be terminated by their own terms and conditions.

The Committee may modify, amend or cancel any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, under the Equity Plan, except that any modification or amendment that materially diminishes the rights of a participant and any cancellation of an award is effective only if agreed to by the participant or any other person with an interest in the award. The Committee need not, however, obtain consent for the adjustment or cancellation under the circumstances described in the preceding paragraph or for the modification of an award to the extent it deems necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the shares of our common stock are then traded, or to preserve favorable accounting or tax treatment of any award for our company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment must be made in a manner that will enable an award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an award intended to comply with Section 409A to continue to so comply.

Recoupment

Any awards granted under the Equity Plan, and any shares issued or cash paid pursuant to an award, will be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by us from time to time (to the extent contemplated by such policies) and (ii) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time (to the extent contemplated by such requirements). As described under “Executive Compensation — Compensation Discussion and Analysis,” we currently maintain a comprehensive clawback policy that applies to all award types made to our executive officers, including our Chief Executive Officer.

Withholding

Not later than the date as of which tax withholding is first required with respect to any award under the Equity Plan, a key employee will be required to pay to the company, or make arrangements satisfactory to the company regarding the payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Equity Plan may be settled with shares of common stock (other than shares of restricted stock), including shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. Our obligations under the Equity Plan are conditional on such payment or arrangements, and we and any affiliate will, to the extent permitted by law, have the right to deduct any taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Equity Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Equity Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Equity Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Equity Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Equity Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Equity Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Annual and Long-Term Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to our Chief Executive Officer and our three other highest paid officers other than our Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1 million limit, and the Equity Plan includes terms intended to enable us to make awards that qualify as performance-based compensation. We reserve the right, however, to make awards that do not comply with Section 162(m) of the Code.

Code Section 409A

Awards under the Equity Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If such awards do not comply with the requirements of Section 409A, holders of the awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the Equity Plan and awards under the Equity Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under the Equity Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The Equity Plan also incorporates the provisions of Section 409A by reference to the extent necessary for any award subject to Section 409A to comply with Section 409A. The Equity Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

Future Plan Benefits

Our Committee annually determines the benefits or amounts that will be received by or allocated to key employees and periodically reviews the director compensation schedule to determine the benefits or amounts to be received by or allocated to our directors. Accordingly, such benefits and amounts in the future are not currently determinable.

Equity Compensation Plan Information

The following table sets forth information with respect to compensation plans under which equity securities of Whiting Petroleum Corporation are authorized for issuance as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	588,175	$41.34	4,108,863	(2)
Equity compensation plans not approved by security holders	—	N/A	—

Total	588,175	$41.34	4,108,863	(2)

(1)

Consists of the Prior Plan and the Equity Plan. Upon stockholder approval of the Equity Plan in May 2013, the Prior Plan was terminated, but continues to govern awards that were outstanding on its termination. Any shares netted or forfeited under the Prior Plan will be available for future issuance under the Equity Plan.

However, shares netted for tax withholding under the Equity Plan will be cancelled and will not be available for future issuance.
(2)	Number of securities reduced by 588,175 stock options outstanding and 2,293,656 shares of restricted common stock previously issued for which the restrictions have not lapsed.

STOCKHOLDER PROPOSALS

If a stockholder wants us to include a proposal in our proxy statement for the 2017 annual meeting pursuant to SEC Rule 14a-8, the proposal must be received at our principal executive offices at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 by December 5, 2016. The proposal should be sent to the attention of our Corporate Secretary. Such a proposal must meet the stockholder eligibility and other requirements of the SEC.

We recently amended our by-laws to include a proxy access provision. Under our by-laws, stockholders who meet the requirements set forth in our by-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other matters, a stockholder must give written notice to our Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the 2017 annual meeting. Under the by-laws, we must receive notice of a stockholder’s director nomination for the 2017 annual meeting pursuant to the proxy access by-law provision no sooner than November 5, 2016 and no later than December 5, 2016. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2017 annual meeting.

A stockholder who otherwise intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2017 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a stockholder must give written notice to our Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the 2016 annual meeting. Under the by-laws, we must receive notice of a stockholder’s intent to present business, other than pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2017 annual meeting no sooner than the close of business on January 17, 2017 and no later than the close of business on February 16, 2017. If the notice is received outside of that time frame, then we are not required to permit the business or the nomination to be presented at the 2017 annual meeting. Nevertheless, if the Board chooses to present such proposal at the 2017 annual meeting, then the persons named in proxies solicited by the Board for the 2017 annual meeting may exercise discretionary voting power with respect to such proposal.

Appendix A

Amendment to Certificate of Incorporation to Declassify Our Board of Directors

and Provide for the Annual Election of Directors

Paragraphs (c) and (e) of Article FIFTH of the Restated Certificate of Incorporation of Whiting Petroleum Corporation are hereby amended and restated in its entirety to read as follows (additions are indicated by underlining and deletions are indicated by overstriking):

“(c) ~~Classified~~ Board of Directors. Until the election of directors at the 2017 annual meeting of stockholders, ~~T~~the directors shall be divided into three classes, designated Class I, Class II and Class III, with the directors in Class I having a term expiring at the 2017 annual meeting of stockholders, the directors in Class II having a term expiring at the 2018 annual meeting of stockholders and the directors in Class III having a term expiring at the 2019 annual meeting of stockholders. Commencing with the election of directors at the 2017 annual meeting of stockholders, the directors shall be divided into two classes of directors, designated Class I and Class II, with the directors in Class I having at term that expires at the 2018 annual meeting of directors and the directors in Class II having a term that expires at the 2019 annual meeting of stockholders. The successors of the directors who, immediately prior to the 2017 annual meeting of stockholders, were members of Class I with terms expiring at the 2017 annual meeting shall be elected to Class I; the directors who, immediately prior to the 2017 annual meeting of stockholders, were members of Class II with terms expiring at the 2018 annual meeting of stockholders shall become members of Class I; and the directors who, immediately prior to the 2017 annual meeting of stockholders, were members of Class III with terms expiring at the 2019 annual meeting shall become members of Class II. Commencing with the election of directors at the 2018 annual meeting of stockholders, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2019 annual meeting of stockholders. The successors of the directors who, immediately prior to the 2018 annual meeting of stockholders, were members of Class I with terms expiring at the 2018 annual meeting of stockholders shall be elected to Class I for a term that expires at the 2019 annual meeting of stockholders, and the directors who, immediately prior to the 2018 annual meeting of stockholders, were members of Class II with terms expiring at the 2019 annual meeting of stockholders shall become members of Class I with a term expiring at the 2019 annual meeting of stockholders. From and after the election of directors at the 2019 annual meeting of stockholders, the directors shall cease to be classified, and the directors elected at the 2019 annual meeting of stockholders and each annual meeting of stockholders thereafter shall be elected for a term expiring at the next annual meeting of stockholders. ~~Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting. At each succeeding annual meeting of stockholders beginning in 2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~ As used in this Restated Certificate of Incorporation, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.”

“(e) Vacancies; Removal. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide

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with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time (i) prior to the election of directors at the 2019 annual meeting of stockholders, ~~but~~ only for cause, by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors and (ii) from and after the election of directors at the 2019 annual meeting of stockholders, by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.”

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Appendix B

Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

Paragraph (a) of Article FOURTH of the Restated Certificate of Incorporation of Whiting Petroleum Corporation is hereby amended and restated in its entirety to read as follows (additions are indicated by underlining and deletions are indicated by overstriking):

“(a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is ~~305,000,000~~ 605,000,000 shares of capital stock, consisting of (i) ~~300,000,000~~ 600,000,000 shares of common stock, each having a par value of $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, each having a par value of $0.001 per share (the “Preferred Stock”).”

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Appendix C

Amended and Restated Whiting Petroleum Corporation 2013 Equity Incentive Plan

As Amended and Restated 2016

WHITING PETROLEUM CORPORATION

2013 EQUITY INCENTIVE PLAN

Amended and Restated

1.	Purpose, Effective Date and Prior Plan

(a) Purpose. The purpose of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated (the “Plan”), is to promote the best interests of Whiting Petroleum Corporation (together with any successor thereto, the “Company”) and its stockholders by providing key employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company, receive monetary payments based on the value of the Company’s shares, or receive other incentive compensation. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b) Original Effective Date. The Plan became effective on, and Awards could be granted under the Plan on and after, May 7, 2013, the date that the Plan was approved by the Company’s stockholders (the “Original Effective Date”).

(c) History. Prior to the Original Effective Date, the Company had in effect the Whiting Petroleum Corporation 2003 Equity Incentive Plan (the “Prior Plan”). Upon stockholder approval of the Plan on the Original Effective Date, the Prior Plan terminated and no new awards have been granted under the Prior Plan after such date; provided that the Prior Plan continues to govern awards outstanding as of the date of its termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms. The Board amended and restated the Plan effective February 18, 2016, contingent on subsequent stockholder approval of the Plan as amended and restated.

2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “10% Stockholder” shall mean a Participating Key Employee who, as of the date an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of stock then issued by the Company or a subsidiary corporation.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Section 414(b) or (c); provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Amendment Approval Date” means the date on which the Company’s stockholders approve the Plan as amended and restated.

(e) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Annual Incentive Award or Long-Term Incentive Award granted under the Plan.

(f) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(g) “Beneficial Ownership” shall mean a Person’s beneficial ownership of any securities:

(i) which such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of rights issued pursuant to the terms of any Rights Agreement of the Company, at any time before the issuance of such securities;

(ii) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(h) “Board” shall mean the Board of Directors of the Company.

(i) “Change in Control” shall mean the occurrence of any of the following:

(i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Original Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Original Effective Date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Original Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this definition until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii) the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined Voting Power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Original Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(iv) a complete liquidation or dissolution of the Company is effected or there is a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined Voting Power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change in Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(k) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” shall mean a committee of the Board of Directors of the Company or a subcommittee thereof designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent deemed appropriate by the Committee, each of whom will be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(m) “Dividend Equivalent” shall mean a right, granted to a Participating Key Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(p) “Fair Market Value” shall mean, with respect to a Share on a particular date: (i) the last sales price on such date on the New York Stock Exchange, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee. With respect to any property other than Shares, Fair Market Value shall mean the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q) “Incentive Award” shall mean the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 6(f) of the Plan and “Long-Term Incentive Awards” as described in Section 6(g) of the Plan.

(r) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(s) “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(t) “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(u) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(v) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(w) “Participant” shall mean a Participating Key Employee or a Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

(x) “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

(y) “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity;

(ii) Return on investment;

(iii) Return on net assets;

(iv) Return on revenues;

(v) Operating income;

(vi) Performance value added (as defined by the Committee at the time of selection);

(vii) Pre-tax profits;

(viii) Net income;

(ix) Net earnings per Share;

(x) Working capital as a percent of net revenues;

(xi) Net cash provided by operating activities;

(xii) Market price per Share of common stock;

(xiii) Market price per Share of common stock in comparison with peers;

(xiv) Total stockholder return;

(xv) Cash flow or cash flow per share;

(xvi) Reserve value or reserve value per share;

(xvii) Net asset value or net asset value per share;

(xviii) Production volumes;

(xix) Reserve addition; and

(xx) Finding and development costs.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Committee at the time of granting the Award. The Committee may, at the time of establishing the Performance Goal(s) or at the time of measuring performance, exclude the effects of Excluded Items; provided that with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. The Committee may also provide for other adjustments to Performance Goals in the Award Agreement or plan document evidencing any Award at the time the Award is granted; provided that, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(z) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(aa) “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(bb) “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(cc) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(dd) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(ee) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(ff) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(gg) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(hh) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(ii) “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(jj) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(kk) “Voting Power” means the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company.

3.	Administration

The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees and select Non-Employee Directors to be participants under the Plan; (ii) determine the type or types of Awards to be granted to each Participating Key Employee and Non-Employee Director under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with), or the amount of cash to be earned pursuant to, Awards granted to Participating Key Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee or Non-Employee Director; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees of Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

The Company will indemnify and hold harmless each member of the Committee and the Board of Directors of the Company and each executive officer or member of any other committee to whom a delegation under this Section 3 has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. As of the Amendment Approval Date, the number of Shares with respect to which Awards may be granted under the Plan shall be 5,500,000 Shares, plus the number of Shares issuable under Awards outstanding under the Plan as of the Amendment Approval Date, plus the number of Shares available for issuance under the Plan that have not been made subject to an outstanding Award as of the Amendment Approval Date, all of which may be issued pursuant to the exercise of Incentive Stock Options. If (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to the Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award or (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; Shares purchased by the Company using proceeds from Option exercises; and Shares subject to a stock-settled Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise. If, after the Amendment Approval Date, any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under this Section 4(a)(i). Any such Shares will not be available for future awards under the terms of the Prior Plan.

(ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 900,000 Shares, Stock Appreciation Rights with respect to more than 900,000 Shares, more than 600,000 Shares of Restricted Stock, more than 600,000 Restricted Stock Units, more than 600,000 Performance Shares, more than 600,000 Performance Units the value of which is based on the Fair Market Value of a Share, Performance Units the value of which is not based on the Fair Market Value of a Share that would pay more than $3,000,000, an Annual Incentive Award that would pay more than $3,000,000, or a Long-Term Incentive Award that would pay more than $6,000,000 under the Plan. No Non-Employee Director shall be granted, during any calendar year, Options for more than 100,000 Shares, Stock Appreciation Rights with respect to more than 100,000 Shares, more than 100,000 Shares of Restricted Stock, or more than 100,000 Restricted Stock Units. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder to the extent required for Awards that are otherwise eligible to qualify as performance-based compensation to qualify for such exemption.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments; Change in Control. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 4(a)(i) and (ii), and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award; or, if deemed appropriate, make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Award in exchange for cancellation of some or all of such Award (without the consent of the holder of an Award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective) or in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. In any event, previously granted Options or Stock Appreciation Rights are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and Stock Appreciation Rights represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or Stock Appreciation Rights.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

In order to preserve a Participant’s rights under an Award in the event of a Change in Control, the Committee in its discretion may, at the time an Award is granted or at anytime thereafter, take one or more of the following actions with respect to a Change in Control: (i) provide for the acceleration of any time period relating to the Award or the exercise of the Award in connection with a Change in Control; (ii) provide for the cancellation of the Award upon or immediately prior to the Change in Control in exchange for an amount of cash or other property equal to the value of the Award or the value that could have been received upon the exercise of the Award had the Award then been vested and/or exercisable; (iii) adjust the terms of the Award in the manner determined by the Committee to be appropriate to reflect the Change in Control; (iv) cause the Award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company in connection with a Change in Control.

(c) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

5.	Eligibility

The Committee may designate any Key Employee as a Participating Key Employee. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to Section 6(a), Stock Appreciation Rights pursuant to Section 6(b), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d). The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

6.	Awards

(a) Option Awards. The Committee may grant Options to Key Employees and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participating Key Employee is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Key Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and provided further that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant; and provided further that each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five years after the date of its grant.

(iv) Grant Date. The date of grant of each Option shall be fixed by the Committee; provided, however, that such date of grant may not be prior to the date of the Committee’s approval of the grant.

(v) Vesting, Exercisability and Method of Exercise. An Option shall become vested and exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee, except that Options may not be granted with a vesting period shorter than one year (other than Options relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(vi) Incentive Stock Options. The terms of any Incentive Stock Option granted to a Key Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors. If the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to a Participating Key Employee (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, or if Options that are intended to be Incentive Stock Options otherwise fail to meet the applicable requirements of the Code, then such Incentive Stock Options shall be treated as a Non-Qualified Stock Options to the extent such $100,000 limitation is exceeded or to the extent of such other failure.

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Key Employees or Non-Employee Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, grant date (which may not be prior to the date of the Committee’s approval of the grant), term (which may not extend more than ten years from the date of the grant), methods of exercise, methods of settlement (including whether the Participating Key Employee or Non-Employee Director will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee shall also determine the vesting provisions of Stock Appreciation Rights, provided that Stock Appreciation Rights may not be granted with a vesting period shorter than one year (other than Stock Appreciation Rights relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock Awards.

(i) Issuance. The Committee may grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees and Non-Employee Directors shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that Shares of Restricted Stock may not be granted with a vesting period shorter than one year (other than Shares of Restricted Stock that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)).

(iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director, such certificate shall be registered in the name of the Participating Key Employee or Non-Employee Director and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee or Non-Employee Director, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or Non-Employee Director, or, if the Participating Key Employee or Non-Employee Director received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates to describe the restrictions imposed under the Plan shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee or Non Employee Director.

(d) Restricted Stock Units.

(i) Issuance. The Committee may grant Awards of Restricted Stock Units to Key Employees or Non-Employee Directors.

(ii) Restrictions. Restricted Stock Units granted to Participating Key Employees or Non-Employee Directors shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, provided that Restricted Stock Units may not be granted with a vesting period shorter than one year (other than Restricted Stock Units relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)).

(iii) Payment of Shares. The Committee shall determine whether to settle Restricted Stock Units in cash, in Shares, or a combination thereof at end of any applicable restriction period; provided, however, that the Committee may defer, or make available such deferral elections with respect to, the settlement of Restricted Stock Units as it deems appropriate, subject in each case to the requirements of Code Section 409A.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested

Restricted Stock Units shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participating Key Employee or Non Employee Director.

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, provided that Performance Shares and/or Performance Units may not be granted with a vesting period shorter than one year (other than Performance Shares or Performance Units relating to Shares that, in combination with the Shares relating to all other Awards granted with a vesting period shorter than one year, do not exceed 5% of the total Shares authorized under Section 4(a)). The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(y). Subject to stockholder approval to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, the Committee shall have sole discretion to choose Performance Goals in addition to those set forth in Section 2(y). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) No Voting Rights. Participating Key Employees shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(f) Annual Incentive Awards. Subject to the terms of this Plan, the Committee may grant Annual Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Annual Incentive Awards. The Committee shall determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or an Affiliate or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

(g) Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee may grant Long-Term Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Long-Term Incentive Awards. The Committee shall determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of more than one fiscal year of the Company.

(h) General.

(i) No Consideration for Awards. Awards shall be granted to Participating Key Employees and Non-Employee Directors for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or (subject to the limitations of Section 6(j)) in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee or Non-Employee Director may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee or Non-Employee Director at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

(i) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participating Key Employees and Non-Employee Directors, entitling the Participating Key Employees and Non-Employee Directors to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with “full-value” Awards granted to the Participating Key Employee or Non-Employee Director under the Plan. For this purpose, a “full-value” Award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share) and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose and provided that Dividend Equivalents on Performance Shares and Performance Units (valued in relation to a Share) shall be earned only to the extent the related Performance Shares and Performance Units also are earned.

(j) No Repricing or Backdating of Options of Stock Appreciation Rights. Except for adjustments made pursuant to Section 4(b), neither the Committee nor any other person may decrease the exercise or grant price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price. In addition, the Committee may not make a grant of an Option or Stock Appreciation Right with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(k) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

7.	Amendment and Termination of the Plan; Correction of Defects and Omissions

(a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board of Directors of the Company or the Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that:

(i) approval by the Board of Directors shall be required for any such action to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) stockholder approval of any amendment of the Plan shall also be obtained to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholder approval is required for any of the following Plan amendments: (A) an amendment to materially increase any number of Shares or limits specified in Section 4(a) (except as contemplated by Section 4(b)), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 6(j) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.

(b) Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or any cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(c) Recoupment of Awards. Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent contemplated by such policies) and (ii) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e) Survival Of Awards. Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 7 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination.

8.	General Provisions

(a) No Rights to Awards. No Key Employee, Participating Key Employee, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee or Non-Employee Director.

(b) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement; provided, however, that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(c) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(g) Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board of Directors, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the stockholders of the Company for re-approval no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such Plan provisions.

(h) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

(i) Governing Law; Limitations on Actions. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of

Delaware, without reference to conflict of law principles thereof, and applicable federal law. Any action or other legal proceeding with respect to the Plan or any Award may be brought only within the period ending on the earlier of (i) one year after the date the claimant in such action or proceeding knows or with the exercise of reasonable care should have known of the facts giving rise to the claim, or (ii) the expiration of the applicable statute of limitations period under applicable law. Exclusive jurisdiction over any such actions or legal proceedings shall reside in the courts of the State of Colorado and the United States District Court located in Denver, Colorado.

(j) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(k) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Appendix A

In connection with the consummation of the acquisition (the “Acquisition”) contemplated by the Arrangement Agreement (the “Arrangement Agreement”), dated July 13, 2014, among Whiting Petroleum Corporation (the “Company”), Kodiak Oil & Gas Corp. (“Kodiak”) and 1007695 B.C. Ltd., a wholly-owned subsidiary of the Company (“Acquiror Canadian Sub”), pursuant to which Acquiror Canadian Sub acquired all of the outstanding common shares of Kodiak, and Acquiror Canadian Sub and Kodiak amalgamated to form one corporate entity with Kodiak surviving the amalgamation as part of a plan of arrangement, on December 8, 2014, the Company assumed under the Company’s 2013 Equity Incentive Plan (the “Plan”) and converted to awards relating to Shares (as defined in the Plan) the outstanding awards under Kodiak’s 2007 Stock Incentive Plan (the “Kodiak Stock Plan”) that, prior to the Acquisition, related to the common shares of Kodiak (such assumed and converted awards, the “Assumed Awards”).

The Assumed Awards shall continue to be subject to the terms and conditions of the applicable award agreements issued under the Kodiak Stock Plan, except that references to Kodiak shall be deemed to refer instead to the Company, the shares to which the awards relate shall be Shares and the number of Shares to which the awards relate and the exercise prices thereof shall be adjusted as provided in the Arrangement Agreement. The Assumed Awards shall otherwise be subject to the terms and conditions of the Plan, except as set forth below or to the extent required for compliance with the regulations under the Internal Revenue Code of 1986, as amended, concerning performance-based compensation and incentive stock options, for compliance with any other applicable regulations or listing standards or to preserve favorable accounting or tax treatment for the Company.

Terms and Conditions Applicable to the Assumed Awards (capitalized terms used and not defined below having the meanings originally set forth in the Kodiak Stock Plan)

1.	Options which are outstanding under the Kodiak Incentive Share Option Plan (the “Pre-Existing Plan”) as of the effective date of the Kodiak Stock Plan shall continue to be exercisable and shall be governed by and be subject to the terms of the Pre-Existing Plan and the stock option agreements evidencing their issuance.

2.	In the event that the Compensation Committee (the “Committee”) of the Board of Directors of Whiting Petroleum Corporation (the “Company”) shall determine that any dividend or other distribution (whether in the form of cash, shares of the common stock of the Company (“Shares”), other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (ii) the purchase price or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

3.	Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a director (in either case as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

4.	Except as otherwise provided in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

5.	The validity, construction and effect of any Award, and any rules and regulations relating to any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the Yukon Territory.

6.	Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the laws of the Yukon Territory.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time on May 17, 2016.

Vote by Internet • Go to www.envisionreports.com/WLL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

q  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  q

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 through 6.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Thomas L. Aller*	☐	☐	02 - James E. Catlin*	☐	☐	03 – Michael B. Walen*	☐	☐

* for terms expiring at the 2019 Annual Meeting and until their successors are duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of Advisory Resolution on Compensation of Named Executive Officers.	☐	☐	☐	3.	Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2016.	☐	☐	☐

4.	Adoption and Approval of Amendment to Restated Certificate Of Incorporation to Declassify our Board of Directors and provide for Annual Elections of Directors.	☐	☐	☐	5.	Adoption and Approval of Amendment to Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	☐	☐	☐

6.	Approval of Amendment and Restatement to Whiting Petroleum Corporation 2013 Equity Incentive Plan.	☐	☐	☐	7.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¡	1UPX	+

022GTB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Whiting Petroleum Corporation

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James J. Volker and Bruce R. DeBoer, and each of them, as proxies, with full power of substitution (to act jointly or if only one acts then by that one), for the undersigned at the Annual Meeting of Stockholders of Whiting Petroleum Corporation to be held on Tuesday, May 17, 2016, at 10:00 A.M., mountain time, in the Hyatt Regency Denver Convention Center Capitol Ballroom, located on the 2nd Floor at 650 15th Street, Denver, Colorado 80202, or any adjournments or postponements thereof, to vote thereat as designated on the reverse side of this card all of the shares of Common Stock of Whiting Petroleum Corporation held of record by the undersigned on March 22, 2016 as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other proxy heretofore executed by the undersigned for such Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees listed, FOR the approval of the advisory resolution on compensation of named executive officers, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, FOR the adoption and approval of an amendment to our Restated Certificate of Incorporation to declassify our Board of Directors and provide for annual elections of directors, FOR the adoption and approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock and FOR approval to amend and restate the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.